UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. _____)
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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material pursuant to §240.14a-12
Five Star Bancorp
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 3, 2024

Dear Shareholder:
You are cordially invited to attend the 2024 annual meeting of shareholders (the “annual meeting”) of Five Star Bancorp (“we,” “us,” or the “Company”). The annual meeting will be held in person at The Sutter Club, 1220 9th Street, Sacramento, California 95814 on May 16, 2024 at 1:30 p.m. Pacific Time.
Matters to be Voted On
The notice of the annual meeting is enclosed with this letter. The following important documents related to the annual meeting and your ownership of common stock of the Company are available at http://www.edocumentview.com/FSBC:
•Proxy statement
•Proxy card (action required – please complete and return using the instructions on the proxy card)
•Annual Report on Form 10-K for the year ended December 31, 2023
At the annual meeting, shareholders will be asked to vote on the following two proposals, each of which is outlined in the Company’s proxy statement:
1.To elect 11 director nominees to the Company’s board of directors; and
2.To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
The board of directors unanimously recommends a vote “FOR” each of the 11 director nominees and “FOR” the other proposal.
It is important that your shares be represented at the annual meeting whether you plan to attend or not. You can vote your shares online, via telephone, or by completing and returning the proxy card in the enclosed return envelope if the proxy materials were mailed to you. Voting instructions are printed on your proxy card. If you vote online or via telephone, please be prepared to provide the control number from the Notice of Internet Availability of Proxy Materials or proxy card. Please indicate on the proxy card your vote on the matters presented, and sign, date, and return the proxy card using the instructions on the proxy card. If you attend the annual meeting and wish to vote in person, your proxy will be withdrawn at that time.
*****
I sincerely appreciate your support and look forward to seeing you at the annual meeting.
Sincerely,

James E. Beckwith
President and Chief Executive Officer

FIVE STAR BANCORP
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO THE SHAREHOLDERS OF FIVE STAR BANCORP:
NOTICE IS HEREBY GIVEN that, pursuant to the call of its board of directors, the 2024 annual meeting of shareholders (the “annual meeting”) of Five Star Bancorp (“we,” “us” or the “Company”) will be held in person at The Sutter Club, 1220 9th Street, Sacramento, California 95814 on May 16, 2024 at 1:30 p.m. Pacific Time, for the purpose of considering and voting upon the following matters:
1.Election of Directors: To elect 11 director nominees to the board of directors of the Company to serve until the next annual meeting and their successors are elected and qualified. The persons nominated by the board of directors to serve as directors are:

Larry E. Allbaugh	Robert T. Perry-Smith
James E. Beckwith	Kevin F. Ramos
Shannon Deary-Bell	Randall E. Reynoso
Warren P. Kashiwagi	Judson T. Riggs
Donna L. Lucas	Leigh A. White
David F. Nickum
2.Auditor: To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
3.Other Business: To transact such other business as may properly come before the meeting or any adjournments thereof.
The board of directors has fixed the close of business on March 22, 2024 as the record date for determination of shareholders entitled to notice of, and to vote at, the 2024 annual meeting. A complete list of such shareholders (which includes a list of shareholders’ names, addresses, and shareholdings) is available for inspection at the Company’s executive office during normal business hours. Our principal executive office is located at 3100 Zinfandel Drive, Suite 100, Rancho Cordova, CA 95670. These proxy materials are first being made available to our shareholders on April 3, 2024.
The board of directors unanimously recommends a vote “FOR” each of the 11 director nominees and “FOR” the other proposal.
It is important that your shares be represented at the annual meeting whether you plan to attend or not. You can vote your shares online, via telephone, or by completing and returning the proxy card in the enclosed return envelope if the proxy materials were mailed to you. Voting instructions are printed on your proxy card. If you vote online or via telephone, please be prepared to provide the control number from the Notice of Internet Availability of Proxy Materials or proxy card. Please indicate on the proxy card your vote on the matters presented, and sign, date, and return the proxy card using the instructions on the proxy card. If you attend the annual meeting and wish to vote in person, your proxy will be withdrawn at that time.

BY ORDER OF THE BOARD OF DIRECTORS

Heather C. Luck, Chief Financial Officer
April 3, 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 16, 2024
The Company’s proxy statement, proxy card, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 are available at https://investors.fivestarbank.com/financial-information/sec-filings. You may request free copies of our financial materials (Annual Report on Form 10-K and proxy statement) from Five Star Bancorp, 3100 Zinfandel Drive, Suite 100, Rancho Cordova, CA 95670. A request for printed materials must be received by us no fewer than 10 days prior to the date of the annual meeting.
WE URGE YOU TO VOTE IN FAVOR OF THE ITEMS ABOVE BY VOTING ONLINE, VIA TELEPHONE, OR BY COMPLETING AND RETURNING THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE IF THE PROXY MATERIALS WERE MAILED TO YOU AS PROMPTLY AS POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT. THE PROXY CARD IS SOLICITED BY THE BOARD OF DIRECTORS. ANY SHAREHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY FILING WITH THE SECRETARY OF THE COMPANY A DULY EXECUTED PROXY BEARING A LATER DATE OR AN INSTRUMENT REVOKING THE PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON. PLEASE INDICATE ON THE PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING SO THAT WE CAN ARRANGE FOR ADEQUATE ACCOMMODATIONS.

INFORMATION ABOUT THE ANNUAL MEETING
This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Five Star Bancorp (which we refer to in this proxy statement as “we,” “us,” “our,” or the “Company”) to be used at the 2024 annual meeting of shareholders of the Company (the “annual meeting”). The Company is a bank holding company that operates through its wholly owned subsidiary, Five Star Bank (“Five Star” or the “Bank”).
Internet Availability of Proxy Materials
This proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report on Form 10-K”) are available on the Company’s investor relations website at https://investors.fivestarbank.com/financial-information/sec-filings. You can also obtain copies free of charge on the Securities and Exchange Commission’s (“SEC”) website at www.sec.gov. A Notice of Internet Availability of Proxy Materials regarding this proxy statement is being first mailed to shareholders on or about April 3, 2024, containing instructions on how to access and review this proxy statement and the Annual Report on Form 10-K. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy card via the internet, telephone, or mail (if you received printed proxy materials). If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice of Internet Availability of Proxy Materials.
Website addresses referenced herein are intended to provide inactive, textual references only, and the information on these websites is not part of this proxy statement.
Time and Location
The annual meeting will be held in person at The Sutter Club, 1220 9th Street, Sacramento, California 95814 on May 16, 2024 at 1:30 p.m. Pacific Time.
Who Can Vote at the Annual Meeting
Shareholders of Record
You are entitled to vote your shares of Five Star Bancorp common stock if the records of the Company show that you held your shares as of the close of business on March 22, 2024 (the “Record Date”).
Beneficial Owners
If your shares are held in a stock brokerage account or by a bank or other nominees, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank, or other nominee. As the beneficial owner, you have the right to direct your broker on how to vote your shares. Your broker, bank, or other nominee has enclosed a voting instruction form for you to use in directing it on how to vote your shares.
As of the close of business on the Record Date, 17,353,369 shares of Five Star Bancorp common stock were outstanding and entitled to vote. Each share of common stock is entitled to one vote.
Attending the Meeting
Shareholders or authorized representatives of a beneficial holder of the Company’s common stock, or their legal proxy holders, as of the close of business on the Record Date are entitled to attend the annual meeting. For beneficial owners, instructions are required to be provided on the voting instruction card provided by the beneficial owner’s broker, bank, or other nominee.
The annual meeting will begin promptly at 1:30 p.m. Pacific Time on May 16, 2024. We encourage you to arrive prior to start time. All attendees must present appropriate documentation at the annual meeting prior to being admitted, which includes:
•Valid photo identification: Any shareholder of record, beneficial owner, or valid proxy or representative of such shareholder, must present a valid, current form of government-issued photo identification, such as a driver’s license or passport, that matches the name on the documentation described below.
•Proof of ownership:
◦If you hold shares registered directly in your name, your record holder’s ownership as of the Record Date must be verified on the list of registered shareholders maintained by our transfer agent, Computershare.
◦If you hold shares in a stock brokerage account or by a bank or other nominee, then you must present proof of ownership, such as a brokerage statement or letter from your broker, bank, or other nominee, demonstrating that you held our common stock as of the Record Date.

•Proof of representation: If you are a representative of a shareholder, then you must present valid legal documentation that demonstrates your authority to represent that shareholder. We reserve the right to limit the number of representatives who may represent a shareholder at the annual meeting.
•Proof of valid proxy:
◦If you hold a proxy to vote shares at the annual meeting for a shareholder who holds shares in a stock brokerage account or by a bank or other nominee, then you must present:
▪Valid photo identification as described above;
▪A written legal proxy from the broker, bank, or other nominee holding shares to the shareholder that is assignable and signed by the shareholder; and
▪Proof of ownership, such as a brokerage statement or letter from the broker, bank, or other nominee demonstrating that the shareholder who appointed you legal proxy held our common stock as of the Record Date.
◦If you hold a proxy to vote shares at the annual meeting for a shareholder who is a registered shareholder, then:
▪You must present valid photo identification as described above;
▪You must provide written legal proxy to you signed by the registered shareholder; and
▪The registered shareholder’s ownership as of the Record Date must be verified on the list of registered shareholders maintained by our transfer agent.
For the safety of attendees, all boxes, handbags, and briefcases are subject to inspection upon entry. Cameras (including cell phones with photographic capabilities), audio/video recording devices, and other electronic devices are not permitted at the annual meeting.
Shareholders may vote during the annual meeting. Shareholders may also vote before the date of the annual meeting using one of the methods provided on the proxy card. We recommend that shareholders vote by mail (if you received printed proxy materials), internet, or telephone prior to the meeting, even if they plan to attend the annual meeting in person.
Items Voted on; Vote Required
Shareholder of Record
If your shares are registered directly in your name with our transfer agent, Computershare, you are considered to be the shareholder of record of those shares and the Notice of Internet Availability of Proxy Materials (and any proxy materials you may request) are being sent directly to you by the Company. As the shareholder of record, you have the right to vote prior to the annual meeting, using the one of the methods provided on the proxy card, or to vote in person at the annual meeting. Please follow the instructions in the Notice of Internet Availability of Proxy Materials and on your proxy card on how to vote your shares.
Beneficial Owner
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker, bank, or other nominee which is considered to be the shareholder of record of those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote and are also invited to attend the annual meeting. If you wish to vote these shares at the annual meeting, you must contact your broker, bank, or other nominee for instructions. Your broker, bank, or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank, or other nominee as to how to vote your shares for you.
If you are a beneficial owner of shares held in street name and do not provide the broker, bank, or other nominee that holds your shares with specific voting instructions, then such broker, bank, or other nominee may generally vote your shares at their discretion on “routine” matters, such as the ratification of the selection of our independent registered public accounting firm, but cannot vote on “non-routine” matters, such as the election of directors. If the broker, bank, or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank, or other nominee may inform the Company that it does not have the authority to vote on the matter with respect to your shares, though your shares would still be considered present for quorum purposes. This is generally referred to as a “broker non-vote.”
Quorum
The annual meeting will be held only if there is a quorum. A majority of the outstanding shares of Five Star Bancorp common stock entitled to vote, represented in person or by proxy, constitutes a quorum. If you return valid proxy instructions by submitting your proxy card pursuant to the instructions thereon or instructing your broker, bank, or other nominee as to how to vote your shares or attend the annual meeting, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Abstentions and broker non-votes will be treated as present for purposes of determining the presence or absence of a quorum.
Vote Required
•Item 1 - In voting on the election of directors, you may vote in favor of the nominees or withhold votes as to the nominees. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast at the annual meeting. “Plurality” means that the nominees receiving the largest number of votes cast will be elected up to the maximum number of directors to be elected at the annual meeting. The maximum number of directors to be elected at the annual meeting is 11. In the election of directors, abstentions, broker non-votes, and votes withheld are treated as present for quorum purposes only and will have no effect on the outcome of the election.
•Item 2 – In voting on the approval to ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for fiscal year 2024, you may vote in favor of the proposal, vote against the proposal, or abstain from voting. To be approved, the proposal requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote. In the ratification of our independent registered public accounting firm, abstentions are treated as present for quorum purposes and have the same effect as a vote against. We do not expect to receive broker non-votes on this proposal, as brokers, banks, and other nominees will have discretionary authority to vote shares for which beneficial shareholders do not provide voting instructions.
Abstentions and Broker Non-Votes
For Item 1, abstentions and broker non-votes are not considered “votes cast” and will therefore have no effect on the outcome of the vote on the election of directors. For Item 2, abstentions will have the same effect as a vote against and broker non-votes are not expected.
An abstention occurs when a shareholder attends the annual meeting, either in person or by proxy but abstains from voting. A broker non-vote occurs when a broker, bank, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank, or other nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. For Item 2, the broker will have discretionary authority to vote shares for which beneficial shareholders do not provide voting instructions.
Effect of Not Casting Your Vote for Shares Held in Street Name
Item 1: If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors. Current regulations restrict the ability of your broker, bank, or other nominee to vote your uninstructed shares in the election of directors and certain other matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your broker, bank, or other nominee how to vote in the election of directors, no votes will be cast on your behalf. These are referred to as broker non-votes.
Item 2: Your broker, bank, or other nominee will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm.
Voting by Proxy
This proxy statement is being provided to you by the board of directors to request that you allow your shares of the Company common stock to be represented at the annual meeting by the persons named in the proxy card. All shares of Company common stock represented at the annual meeting by properly voting by mail (if you received printed proxy materials), internet, or telephone prior to the meeting or executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you vote online or via telephone, please be prepared to provide the control number from the Notice of Internet Availability of Proxy Materials or proxy card. If you vote by mail (if you received printed proxy materials), internet, or telephone without giving voting instructions or if you sign, date, and return a proxy card without giving voting instructions, your shares will be voted as recommended by the board of directors.
The board of directors unanimously recommends a vote:
•“FOR” each of the nominees for director; and
•“FOR” the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for fiscal year 2024.
If any matter not described in this proxy statement is properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is adjourned or postponed, your shares of Five Star Bancorp common stock may also be voted by the persons named in the proxy card on the new meeting date, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the annual meeting.

If your Five Star Bancorp common stock is held in street name, you will receive instructions from your broker, bank, or other nominee that you must follow to have your shares voted. Your broker, bank, or other nominee may allow you to deliver your voting instructions online. Please see the instruction form provided by your broker, bank, or other nominee that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker, bank, or other nominee, you must contact your broker, bank, or other nominee.
Revoking Your Proxy
You may revoke your proxy at any time before the vote is taken at the annual meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing, addressed to the Corporate Secretary, Five Star Bancorp, 3100 Zinfandel Drive, Suite 100, Rancho Cordova, CA 95670 before your Company common stock has been voted at the annual meeting, deliver a later-dated and executed valid proxy, or attend the annual meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.
Requirement for Shareholder Nomination of Director Candidates and Shareholder Proposals Not Intended for Inclusion in the Company’s Proxy Materials
Consideration of Recommendations by Shareholders
It is the policy of the Governance and Nominating Committee to consider director candidates recommended by shareholders who appear to be qualified to serve on the board of directors. In order to avoid the unnecessary use of the Governance and Nominating Committee’s resources, the Governance and Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth in the Company’s Bylaws.
Procedures to be Followed by Shareholders
To submit a recommendation for a director candidate to the Governance and Nominating Committee, a shareholder should submit the following information in writing, addressed to the Chairperson of the Governance and Nominating Committee, care of the Corporate Secretary, 3100 Zinfandel Drive, Suite 100, Rancho Cordova, CA 95670. Any recommendation for a director candidate will be subject to the procedures as set forth in Section 2.2 of the Company’s Bylaws.
In order for a director candidate to be considered for nomination by the board of directors at the Company’s annual meeting of shareholders, the Company’s Corporate Secretary must receive notice of a shareholder nomination or proposal not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. Based on the anticipated one-year anniversary date of the 2024 annual meeting, a shareholder wishing to nominate a candidate for election to the board of directors at the 2025 annual meeting of shareholders must provide such notice no earlier than January 16, 2025, and no later than February 15, 2025. In the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s meeting, notice by the shareholder must be timely received: (i) not earlier than the close of business on the 120th day prior to the annual meeting; and (ii) not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the first public announcement of the date of the meeting.
Requirements for Shareholder Proposals and Nominations to Be Included in the Company’s Proxy Materials
Shareholders interested in submitting a proposal (other than the nomination of directors) for inclusion in the proxy materials to be distributed by us for our 2025 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 promulgated under the Exchange Act. The Company must receive proposals that shareholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 4, 2024. If next year’s annual meeting has been changed by more than 30 calendar days from May 16, 2025, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any shareholder proposals will be subject to the requirements of our Bylaws and Rule 14a-8 promulgated under the Exchange Act regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Such proposals should be sent to the Corporate Secretary, Five Star Bancorp, 3100 Zinfandel Drive, Suite 100, Rancho Cordova, CA 95670.
The Company’s Bylaws provide that a person may not be nominated for election as a director of the Company unless that person is nominated by or at the direction of the board of directors or by a shareholder who has given appropriate notice to the Company before the meeting. Similarly, a shareholder may not bring business before an annual meeting of shareholders unless the shareholder has given the Company appropriate notice of their intention to bring that business before the meeting. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2025 annual meeting of shareholders must provide notice that sets forth the information required by Rule 14a-19 promulgated under the Exchange Act. The Company’s Corporate Secretary must receive notice of a shareholder proposal or nomination not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s meeting, notice by the shareholder must be timely received: (i) not earlier than the close of business on the 120th day prior to the annual meeting; and

(ii) not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the first public announcement of the date of the meeting. Based on the anticipated one-year anniversary of the 2024 annual meeting, a shareholder wishing to raise new business or nominate a candidate for election to the board of directors at the 2025 annual meeting of shareholders must provide such notice no earlier than January 16, 2025 and no later than February 15, 2025.
A shareholder who desires to raise new business must provide certain information, as provided by our Bylaws, to the Company concerning a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business on behalf of a beneficial owner, as well as certain additional information as provided by our Bylaws concerning the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made. Similarly, a shareholder wishing to nominate any person for election as a director must provide the Company with certain information as provided by our Bylaws concerning the nominee and the proposing shareholder as described above. A copy of our Bylaws may be obtained from the Company.
Proxy Solicitation Costs
The accompanying proxy is being solicited by the board of directors. The Company will pay the cost of this proxy solicitation. The Company will also reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. In addition to soliciting proxies by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

CORPORATE GOVERNANCE
Election and Classification of Directors
In accordance with the terms of our Bylaws, each of our directors will be elected for a one-year term until the following annual meeting of shareholders or until their successors are elected and qualified.
Director Selection Process
Our Bylaws provide that nominations of persons for election to the board of directors may be made by or at the direction of our board of directors or by any shareholder entitled to vote for the election of directors at the annual meeting who complies with certain advance notice procedures. The Governance and Nominating Committee is responsible for identifying and recommending candidates to the board of directors as vacancies occur. Director candidates are evaluated using certain established criteria, including familiarity with the financial services industry, professional experience, and leadership qualities. The Governance and Nominating Committee will also take into account the candidate’s level of financial literacy, their determination of the person’s independence as a director, and the nominee’s non-business-related activities and experience. The Governance and Nominating Committee is responsible for monitoring the mix of skills and experience of the directors to assess whether the board of directors has the necessary tools to perform its oversight function effectively. Although we do not have a separate diversity policy, the Governance and Nominating Committee considers the diversity of our directors and nominees in terms of knowledge, experience, skills, expertise, and other demographics that may contribute to our board of directors. The Governance and Nominating Committee will also evaluate candidates recommended by shareholders, provided that such candidates are nominated in accordance with the applicable provisions of our Bylaws.
Director Independence
We are required to comply with the rules of the Nasdaq Stock Market LLC (“Nasdaq”) with respect to the independence of directors who serve on our board of directors and its committees. Under the rules of Nasdaq, independent directors must comprise a majority of our board of directors. The rules of Nasdaq, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors.
Our board of directors has evaluated the independence of its members based upon the rules of Nasdaq and the SEC. Applying these standards, our board of directors has affirmatively determined that, except for James Beckwith and David Nickum, each of our current and former directors who served during the fiscal year ended December 31, 2023 is an independent director, as defined under the applicable rules.
Board Diversity Matrix
Our Governance and Nominating Committee is committed to promoting diversity on our board of directors. We have surveyed our current directors and asked each director to self-identify their race, ethnicity, and gender using one or more of the below categories. The results of this survey are included in the matrix below.

Board Diversity Matrix (As of March 22, 2024)
Total Number of Directors	11
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	8	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	—
Board Committees
Our board of directors has established three standing committees in connection with the discharge of its responsibilities – the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee. These committees perform the same functions for the Bank. Our board of directors also maintains the authority to appoint additional committees to perform certain management and administrative functions. Our board of directors has adopted written charters for each of these committees, copies of which are available on the Company’s website at https://investors.fivestarbank.com/corporate-governance/governance-overview. As necessary from time to time, special committees may be established by our board of directors to address certain issues.
Audit Committee
Our Audit Committee consists of Robert T. Perry-Smith (Committee Chairperson), Warren P. Kashiwagi, and Randall E. Reynoso. Our Audit Committee is responsible for overseeing, among other things: the integrity of our consolidated financial statements and internal controls; our compliance with legal and regulatory requirements; the periodic assessment of accounting practices and policies and risk management; the selection, qualifications, independence, and performance of our independent registered public accounting firm; pre-approval of all permitted non-audit services to be performed by the independent registered public accounting firm; establishing policies and procedures for the engagement of the independent registered public accounting firm to provide permitted non-audit services; and the performance of the internal audit function. The Audit Committee has the authority to retain independent counsel and advisors to assist in carrying out its responsibilities. During 2023, the Audit Committee held 12 regular meetings and seven special meetings.
Our board of directors has determined that Robert T. Perry-Smith, Warren P. Kashiwagi, and Randall E. Reynoso each satisfy the requirements for independence as an audit committee member and the requirement for financial literacy under the rules and regulations of Nasdaq and the SEC. Each of Robert T. Perry-Smith, Warren P. Kashiwagi, and Randall E. Reynoso qualifies as an “audit committee financial expert” as defined in the SEC rules and satisfies the financial sophistication requirements of Nasdaq.
Compensation Committee
Our Compensation Committee consists of Judson T. Riggs (Committee Chairperson), Donna L. Lucas, and Kevin F. Ramos, each of whom is a nonemployee member of our board of directors. The committee is responsible for, among other things: reviewing and approving compensation arrangements, including equity and any non-equity incentive compensation for our Chief Executive Officer, other executive officers, and members of senior management designated by the committee; reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer; reviewing and recommending revisions to director compensation practices; and administering employee benefit plans. The Compensation Committee has the authority to retain independent counsel and other advisors, including compensation consultants, to assist in carrying out its responsibilities. During 2023, the Compensation Committee held four regular quarterly meetings and no special meetings.
Our board of directors has determined that each of Judson T. Riggs, Donna L. Lucas, and Kevin F. Ramos satisfies the requirements for independence under the rules of Nasdaq and the SEC.
Governance and Nominating Committee
Our Governance and Nominating Committee consists of Larry E. Allbaugh (Committee Chairperson), Shannon Deary-Bell, and Robert T. Perry-Smith. Robert T. Perry-Smith replaced former committee member David J. Lucchetti following Mr. Lucchetti’s retirement at the conclusion of the 2023 annual meeting of shareholders, as previously disclosed. The committee is responsible for, among other things: identifying and recommending individuals to our board of directors who are qualified to become directors; recommending candidates for election to our board of directors to fill vacancies; reviewing the number, type, functions, structure, and independence of committees; recommending members of the board of directors for committees; developing, updating, as necessary, and recommending to the board of directors corporate governance principles and policies applicable to the Company, including social responsibility, environmental, and sustainability matters and risks associated therewith; tracking board skill sets; monitoring board meetings and board member involvement; managing board member continuing education; establishing, coordinating, and reviewing annual evaluations of our board of directors and committees; and reviewing succession planning for the board, Chief Executive Officer, and senior management. The Governance and Nominating Committee has the authority to retain independent counsel and other advisors to assist in carrying out its responsibilities. During 2023, the Governance and Nominating Committee held four regular quarterly meetings and no special meetings.
Our board of directors has determined that each of Larry E. Allbaugh, Shannon Deary-Bell, and Robert T. Perry-Smith satisfies the requirements for independence under the rules of Nasdaq and the SEC.
Hedging, Pledging, and Margin Accounts
The Company’s insider trading policy prohibits executive officers, directors, and employees from purchasing any financial instruments (such as prepaid variable forward contracts, equity swaps, collars, or exchange funds), making short sales of Five Star Bancorp securities, or otherwise engaging in any transactions that hedge or offset any decrease in the market value of Five Star Bancorp securities or limit the ability to profit from an increase in the market value of Five Star Bancorp securities. Furthermore, unless an exception is approved by the board of directors, the Company’s insider trading policy prohibits executive officers, directors, and employees from holding Five Star Bancorp securities in a margin account or pledging Five Star Bancorp securities as collateral for a loan.

Board Leadership Structure
Our board of directors is committed to objective and independent leadership for our board of directors and each of its committees. Our board of directors views the active, objective, independent oversight of management as central to effective governance, serving the best interests of our company and our shareholders, executing our strategic objectives, and creating long-term value. This commitment is reflected in our company’s governing documents, including our Bylaws, our Corporate Governance Guidelines, and the governing documents of each of the committees of the board of directors. Our board of directors does not have a formal policy requiring the separation of the roles of Chief Executive Officer and Chairperson of the board of directors (“Board Chairperson”), and the election of a Lead Independent Director is not required, per our Bylaws. It is the board of directors’ view that rather than having a rigid policy, the board of directors, with the advice and assistance of the Governance and Nominating Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our leadership structure separates the offices of Chief Executive Officer and Board Chairperson, with James E. Beckwith serving as our President and Chief Executive Officer, Robert T. Perry-Smith serving as Board Chairperson, and Randall E. Reynoso serving as Vice Chairperson of the board of directors. Our current leadership structure follows David J. Lucchetti’s retirement at the conclusion of the 2023 annual meeting of shareholders. We believe this reinforces the leadership role of our board of directors in its oversight of our business and affairs.
Board Oversight of Risk Management
We believe that effective risk management and control processes are critical to our safety and soundness, our ability to predict and manage the challenges that we face, and, ultimately, our long-term corporate success. Risk management refers to the activities by which we identify, measure, monitor, evaluate, and manage the risks we face in the course of our banking activities. These include liquidity, interest rate, credit, operational, compliance, regulatory, strategic, financial, and reputational risk exposures. Our board of directors, both directly and through its committees, is responsible for overseeing our risk management processes, including quarterly enterprise risk management assessments, and annual cyber, Bank Secrecy Act/anti-money laundering, and third-party risk assessments, with each of the committees of our board of directors assuming a different and important role in overseeing the management of the risks we face.
The Audit Committee of our board of directors is responsible for overseeing risks associated with financial matters (particularly financial reporting, accounting practices and policies, disclosure controls and procedures, and internal control over financial reporting). The Compensation Committee of our board of directors has primary responsibility for risks and exposures associated with our compensation policies, plans, and practices regarding both executive compensation and our compensation structure generally. Our Compensation Committee, in conjunction with our President and Chief Executive Officer and other members of our management, as appropriate, reviews our incentive compensation arrangements to ensure that these programs are consistent with applicable laws and regulations, including safety and soundness requirements, and do not encourage imprudent or excessive risk-taking by our employees. The Governance and Nominating Committee of our board of directors oversees risks associated with the independence of our board of directors and potential conflicts of interest.
Our senior management is responsible for implementing our risk management processes, including by assessing and managing the risks we face, including strategic, operational, regulatory, investment, and execution risks, on a day-to-day basis, and reporting to our board of directors regarding our risk management processes. Our senior management is also responsible for creating and recommending to our board of directors for approval appropriate risk appetite metrics reflecting the aggregate levels and types of risk we are willing to accept in connection with the operation of our business and pursuit of our business objectives.
The role of our board of directors in our risk oversight is consistent with our leadership structure, with our President and Chief Executive Officer and the other members of senior management having responsibility for assessing and managing our risk exposure, and our board of directors and its committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities presents a consistent, systemic, and effective approach for identifying, managing, and mitigating risks throughout our operations.
Attendance at Meetings
Our directors meet regularly to review our operations and discuss our business plans and strategies. Our board of directors met eight times during 2023. During 2023, each director attended at least 75% of the meetings of the board and meetings of each committee on which such director served during the period in which he or she served. The board of directors encourages directors to attend the annual meeting of shareholders. All 12 directors serving on the board of directors at the time of the 2023 annual meeting of shareholders attended the Company’s 2023 annual meeting of shareholders.
Code of Conduct
The Company has adopted a Code of Conduct that applies to all of its directors, officers, and employees, including its principal executive officer, principal financial officer, and principal accounting officer and persons performing similar functions. The Code Conduct is available upon written request to the Corporate Secretary, Five Star Bancorp, 3100 Zinfandel Drive, Suite 100, Rancho Cordova, CA 95670 and on the Company’s website at https://investors.fivestarbank.com/corporate-governance/governance-overview. Any waiver or modification of the Code of Conduct for a senior financial officer will be promptly disclosed to shareholders as required by applicable law, including the rules of Nasdaq.

Human Capital
To facilitate talent attraction and retention, we strive to create an inclusive, safe, and healthy workplace with opportunities for our employees to grow and develop in their careers, supported by strong compensation, benefits, and health and welfare programs.
Employee Profile
As of December 31, 2023, we had 180 full-time employees and five part-time employees. None of our employees are covered by a collective bargaining agreement. We consider our relationship with our employees to be good and have not experienced interruptions of operations due to labor disagreements.
Compensation and Benefits
We provide a competitive compensation and benefits program to help meet the needs of our employees. In addition to salaries, this program includes annual bonus opportunities, a 401(k) plan with an employer matching contribution, healthcare and insurance benefits, flexible spending accounts, paid time off and family leave, and an employee assistance program.
Learning and Development
We invest in the growth and development of our employees by providing a multi-dimensional approach to learning that empowers, intellectually grows, and professionally develops our colleagues under the leadership of a Director of Employee Engagement. We facilitate the educational and professional development of our employees through support to attend conferences and obtain degrees, licenses, and certifications while employed by us.
Commitment to Environmental, Social, and Governance
We are executing an Environmental, Social, and Governance (“ESG”) strategy designed to promote positive change that focuses on the environmental impacts of our business and the geographical service areas in which we serve, social factors in the communities we serve, and the governance of our board of directors. The Governance and Nominating Committee of our board of directors is responsible for oversight of our ESG efforts generally, including material risks to our operations, and recommends to our board of directors any desirable changes as to our ESG efforts.
Environmental: Climate change impacts our customers, communities, employees, and shareholders. We are committed to developing policies and procedures that can contribute to reducing the effects of climate change, including funding customer business ventures that create a positive environmental impact through agriculture or technology. We continue to sponsor and support environmental impact initiatives by partnering with our customers that aid in the efforts of a clean and sustainable community. Additionally, we equip customers with technology tools designed to reduce their carbon footprint by reducing in-branch customer visits.
We have taken steps designed to help reduce our own carbon footprint by utilizing e-signatures to conduct business to reduce paper consumption and encouraging our employees to work remotely, where possible. We recognize that reducing the effects of climate change and helping to drive the transformation to a lower carbon environment are ongoing efforts, and plan to continually seek out opportunities that can positively impact the effect that climate change has on the environment.
Social: We work to create positive social impacts in the communities in which our business operates, including by assisting unhoused populations, supporting affordable housing projects, and prioritizing non-profit donations. We believe it is our shared responsibility to build a strong foundation of community by fostering a culture of belonging and inclusion. We also remain focused on the investment in, economic development of, and sustainability of the geographical service areas in which we serve.
Governance: The Governance and Nominating Committee of our board of directors is committed to diversity on our board of directors and compliance with applicable rules, regulations, and guidance regarding the composition of our leadership. Members of our board of directors represent diverse backgrounds, including diversity of race, ethnicity, gender, and other demographics. We are committed to ethical business practices and accounting transparency, as evidenced through our involvement in the community and results of examinations by regulators.
Dedication to Diversity, Equity, and Inclusion
Diversity, Equity, and Inclusion (“DE&I”) is essential in our workplace. We have a fully engaged Senior Vice President, Chief Operations Officer and Chief DE&I Officer who leads our DE&I efforts. Our Human Resources department is focused on our commitment to DE&I through hiring practices and employee training. We are committed to ensuring that all employees feel a sense of belonging in the workplace and that processes and programs are impartial, fair, and provide equal opportunity for every individual. We also have a history of serving customers in the non-profit community who are dedicated to the success of under-resourced and vulnerable populations, the empowerment of women, and the continued vitality of the environment.

ITEMS TO BE VOTED ON BY SHAREHOLDERS
ITEM 1. ELECTION OF DIRECTORS
Election and Classification of Directors
In accordance with the terms of our Bylaws, each of our directors will be elected for a one-year term until the following annual meeting of shareholders or until their successors are elected and qualified.
Accordingly, at the annual meeting, shareholders will vote to elect 11 directors to serve for terms expiring at the Company’s 2025 annual meeting of shareholders. Each of the following persons listed and described below is nominated for election as a director at the meeting. The term of service indicated for each director below includes the term of service as a director of the Bank prior to the Company becoming the bank holding company for the Bank. Each member of the Company’s board of directors also serves as a member of the Bank’s board of directors. No director has any family relationship, as defined in Item 401(d) of Regulation S-K, with any other director or any of our executive officers. None of the persons nominated for election as director listed below were selected pursuant to any arrangement or understanding other than with the directors and executive officers of the Company acting within their capacities as such.
The persons nominated for election as a director receiving the most votes will be elected directors. Abstentions, broker non-votes, and votes withheld are treated as present for quorum purposes only and will have no effect on the outcome of the election of directors. In the event that any of the persons nominated for election should be unable to serve as a director, it is intended that the proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the board of directors. The board of directors has no reason to believe that any of the persons named below will be unable to serve if elected. Additional nominations for directors may only be made by complying with the nomination procedures which are set forth herein and in the Company’s Bylaws.
The following is a brief discussion of the background and experience of our directors, each of whom have been nominated for election as a director at the meeting. Except as otherwise indicated, the occupation listed has been such person’s principal occupation for at least the last five years.
Robert T. Perry-Smith
Mr. Perry-Smith, age 76, has been a director since 2020. Mr. Perry-Smith serves as Board Chairperson, a position he has held since 2023. Mr. Perry-Smith previously served as Vice Chairperson of the board of directors from 2022 through 2023. Mr. Perry-Smith founded and served as Chief Executive Officer of Perry-Smith LLP, a regional accounting and consulting firm that provided professional services throughout California and to numerous industries, including the banking industry. Upon his retirement in 2013, Mr. Perry-Smith concluded his 40 year career as a Certified Public Accountant, having served as a partner and executive at both the national and regional levels. Throughout his career, he was responsible for the delivery of professional services to both public and private companies, including annual audits and management consulting services. With an industry specialization in banking, he also participated in regulatory compliance examinations, capital structure augmentation and numerous mergers and acquisitions. Mr. Perry-Smith has been a frequent speaker at various banking industry conferences, including the California Bankers Association. He is a member of the American Institute of Certified Public Accountants (retired) and the California Society of CPAs. His previous board experience includes Racor Industries, The Sutter Club (past President), Presidio Bank, Sierra Vista Bank (Chairman), and the Perry-Smith Foundation. Mr. Perry-Smith is the Chairperson of the Audit Committee and a member of the Governance and Nominating Committee. We believe Mr. Perry-Smith’s experience in accounting and management qualify him to serve on our board of directors.
Randall E. Reynoso
Mr. Reynoso, age 66, has been a director since 2021. Mr. Reynoso serves as Vice Chairperson of the board of directors, a position he has held since 2023. Mr. Reynoso has over 40 years of banking experience, including serving as Executive Vice President of Wells Fargo Bank from 2007 until his retirement in 2020, leading the bank’s Business Banking for the San Francisco Bay Area, investor real estate for the nation, as well as serving as Middle Market Banking Leader for Northern California. Prior to this, Mr. Reynoso served as President and Chief Operating Officer, and on the boards of directors of both Placer Sierra Bancshares and Placer Sierra Bank. Additionally, Mr. Reynoso was instrumental in taking Placer Sierra Bank public in 2004 as well as facilitating the sale of the bank to Wells Fargo Bank in June 2007. A native of Sacramento, Mr. Reynoso has held leadership roles with numerous Northern California philanthropic organizations, including the San Francisco Opera Association, the San Francisco Travel Association (where he is the immediate past chair), and the Zuckerberg San Francisco General Hospital Foundation. Past service includes leadership roles with the Sacramento Hispanic Chamber of Commerce, the Stanford Home for Children, the Mondavi Center for the Performing Arts, KVIE, the Nonprofit Resource Center, and Naturebridge. Mr. Reynoso is a member of the Audit Committee. We believe Mr. Reynoso’s banking experience, as well as his experience with public banks specifically, qualifies him to serve on our board of directors.

Larry E. Allbaugh
Mr. Allbaugh, age 60, has been a director since 1999. Mr. Allbaugh has served as an executive of Buzz Oates Commercial Real Estate since 1990, serving as Chief Executive Officer since 2009. He is a managing member of Pac West Equities, LP, the primary real estate investment entity of the organization, and co-trustee of the Marvin L. Oates Trust. Mr. Allbaugh serves on the board of directors of Teichert Inc. and serves as Chair of its Audit Committee. He also serves on the board of directors of the Greater Sacramento Economic Council and the Marvin Buzz Oates Charitable Foundation as a founding director. He is active in multiple charitable and faith-based activities locally and internationally. Mr. Allbaugh is the Chairperson of the Governance and Nominating Committee. We believe Mr. Allbaugh’s management experience qualifies him to serve on our board of directors.
James E. Beckwith
Mr. Beckwith, age 66, has been a director and served as our President and Chief Executive Officer since 2003. Mr. Beckwith joined the Company in 2003. He is deeply connected to the Sacramento community and has chaired several community-based organizations including the Sacramento Metro Chamber of Commerce, Valley Vision, and KVIE (the local PBS affiliate). He is the immediate past Chair of California Bankers Association, a Private Sector Director with Greater Sacramento Economic Council, and a member of the Sacramento State University College of Business Advisory Council. Mr. Beckwith previously served as Chief Financial Officer and Chief Operating Officer at National Bank of the Redwoods in Santa Rosa, California. He graduated from San Francisco State University with a Bachelor of Science in Business Administration with a concentration in Accounting. He is also a graduate of Pacific Coast Banking School at the University of Washington where he was class president. In 2020, Mr. Beckwith was recognized by the Sacramento Metro Chamber of Commerce as the Businessman of the Year. He was named among the Most Admired CEOs of 2020 by the Sacramento Business Journal and recognized with a Vistage Leadership Award in 2021. He was the 2022 UCP Humanitarian of the Year. We believe Mr. Beckwith’s experience in management, accounting, and as a director, as well as his understanding of the California industries and market, qualify him to serve on our board of directors.
Shannon Deary-Bell
Ms. Deary-Bell, age 57, has been a director since 2020. Ms. Deary-Bell most recently served as President and Chief Executive Officer of Nor-Cal Beverage, a position she held since 2010 before its acquisition in 2023 by Manna Beverages & Ventures. At Nor-Cal Beverage, Ms. Deary-Bell had oversight of the transition of the company into one of the largest co-packers in the western United States. During her 30 years of service at Nor-Cal Beverage, she held numerous positions before serving as President and Chief Executive Officer. Recently, Ms. Deary-Bell led the company through a major acquisition, and after 17 months of negotiations, was successful in finding the right company to acquire her family business of 87 years. Ms. Deary-Bell has been an active member of the Women Business Leaders of Sacramento since 2015. She is a member of the Sacramento Host Committee and has been a member of Vistage (Leadership Chief Executive Organization) since 2013. Ms. Deary-Bell served on the Jesuit High School board of directors for six years. Ms. Deary-Bell is a member of the Governance and Nominating Committee. We believe Ms. Deary-Bell’s operations and management experience qualifies her to serve on our board of directors.
Warren P. Kashiwagi
Mr. Kashiwagi, age 70, has been a director since 2021. Mr. Kashiwagi has over 40 years of professional public accounting experience. A retired Certified Public Accountant, he has advised, counseled, and represented various businesses in tax planning and compliance, business succession planning, strategic planning, and merger and acquisition consulting. From 2011 to 2017, Mr. Kashiwagi was a Tax Partner with Crowe Horwath, LLP. Prior to that, he was a Tax Partner with Perry-Smith LLP from 1988 to 2011. Mr. Kashiwagi has served on the boards of directors of the Sacramento Metropolitan Chamber of Commerce, the California Asian Pacific Chamber of Commerce, the Los Rios Colleges Foundation, and the Crocker Art Museum. He also served as Board Chair of Sutter Community Hospitals and as Board President of the Sacramento Japanese American Citizens League. Mr. Kashiwagi is a member of the Audit Committee. We believe Mr. Kashiwagi’s management and accounting experience qualifies him to serve on our board of directors.
Donna L. Lucas
Ms. Lucas, age 64, has been a director since 2021. Ms. Lucas is a successful strategic communications consultant and has been the Founder and Chief Executive Officer of Lucas Public Affairs since its opening in 2006. Ms. Lucas served as Deputy Chief of Staff for strategic planning and initiatives for Governor Arnold Schwarzenegger and Chief of Staff for First Lady Maria Shriver. Ms. Lucas was also the Deputy Press Secretary for Governor George Deukmejian, Deputy Treasurer for State Treasurer Tom Hayes, and California Press Secretary for the 1988 presidential campaign of then-Vice President George H.W. Bush. Ms. Lucas is a past chair of the California Chamber of Commerce board of directors and the Maria Shriver’s Women’s Alzheimer’s Movement. She serves as the chair of the College Futures Foundation and is on the boards of the Scripps Institution of Oceanography and John Burton Advocates for Youth. Ms. Lucas is also a member of the Statewide Leadership Council of the Public Policy Institute of California (“PPIC”) and was on the PPIC’s board of directors from 2007 to 2019, chairing the board from 2013 to 2016. Ms. Lucas is a founding member of She Shares, a unique conversation series featuring trailblazing women leaders who have created a lasting impact on women in California and beyond. She was named by the Sacramento Metro Chamber of Commerce as the Sacramento Businesswoman of the Year in 2018. Ms. Lucas is routinely named one of Sacramento’s most powerful and influential people in Capitol Weekly’s annual “Top 100.” Ms. Lucas is a member of the

Compensation Committee. We believe Ms. Lucas’s ties to our community and business experience qualify her to serve on our board of directors.
David F. Nickum
Mr. Nickum, age 59, has been a director since 2010. Since 2010, Mr. Nickum has served as Owner and President of Waveco, Inc., d.b.a. Valley Farm Transport, Inc., one of the largest agricultural trucking companies in the United States, after being employed there in various capacities since 1988. Mr. Nickum is a past chair of Make-A-Wish Foundation of Northeastern and Central California and Northern Nevada, a former board member of St. Michael’s Episcopal Day School, and a past board member of Tesco Controls, Inc. Mr. Nickum is also a former member of Cal Poly College of Agriculture, Food and Environmental Sciences’ Dean’s Advisory Council. We believe Mr. Nickum’s vast experience in operations, finance, and management as well as his strong understanding of the California agricultural industry and its business leaders qualify him to serve on our board of directors.
Kevin F. Ramos
Mr. Ramos, age 59, has been a director since 2019. Mr. Ramos is the Chief Investment Officer of Buzz Oates Commercial Real Estate, a position he has held since 1995, and Investment Committee Chair of Pac West Industrial Equities, LP, a position he has held since 2017. He has 35 years of experience in the commercial real estate industry with specific experience in finance, entitlement, development, leasing, property management, investment, and asset management. He currently serves on the board of directors of Saint John’s Program for Real Change, and the Sacramento chapter of NAIOP, a national commercial real estate association. Mr. Ramos is a member of the Compensation Committee. We believe Mr. Ramos’s commercial real estate and investment management experience qualifies him to serve on our board of directors.
Judson T. Riggs
Mr. Riggs, age 69, has been a director since 2019. Mr. Riggs is the Chief Executive Officer and Chair of Teichert Inc., positions he has held since 2003 and 2010, respectively. Mr. Riggs serves on the boards of directors of Teichert Inc., the Greater Sacramento Economic Council, the Host Committee, the Dean’s Advisory Council of the Graduate School of Management at University of California, Davis, and the Juvenile Justice Chaplaincy, and is the Vice Chair of the board of directors and Chair of the Finance Committee of PRIDE Industries. Mr. Riggs is the Chairperson of the Compensation Committee. We believe Mr. Riggs’s management experience qualifies him to serve on our board of directors.
Leigh A. White
Ms. White, age 60, has been a director since 2021. Ms. White has over 30 years of experience in key positions in television broadcast management throughout the United States. From 2015 to 2020, Ms. White served as Vice President and General Manager of KTXL-TV in Sacramento, California (FOX, Tribune Broadcasting). She is a graduate of the University of Minnesota with a Bachelor of Science degree in Applied Studies/Communications. She most recently graduated from the Saïd School of Business Digital Disruption Program at the University of Oxford in Oxford, England. She is currently pursuing her MBA in Finance at Louisiana State University. Ms. White serves on the boards of Paratransit and United Cerebral Palsy, both based in Sacramento. We believe Ms. White’s leadership and business experience qualify her to serve on our board of directors.
The board of directors unanimously recommends a vote “FOR” the election of each of the 11 nominees for director.

ITEM 2. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the board of directors has selected Moss Adams LLP to be the Company’s independent registered public accounting firm for the 2024 fiscal year, subject to ratification by shareholders. Moss Adams LLP has served as our independent registered public accounting firm since 2010. A representative of Moss Adams LLP is expected to be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.
In determining whether to reappoint Moss Adams LLP as the Company’s independent registered public accounting firm, the Audit Committee took into consideration a number of factors, including the length of time the firm has been engaged, the quality of the Audit Committee’s ongoing discussions with Moss Adams LLP, an assessment of the professional qualifications and past performance of Moss Adams LLP, and the potential impact of changing independent registered public accounting firms. Through its experience with the Company, Moss Adams LLP has gained institutional knowledge and expertise regarding the Company’s operations, accounting policies and practices, and internal control over financial reporting.
Although ratification of our independent registered public accounting firm by shareholders is not required by law, the Audit Committee and board of directors desire to obtain the shareholders’ ratification of such appointment. If ratification of Moss Adams LLP as our independent registered public accounting firm is not approved by shareholders, the matter will be referred to the Audit Committee for further review and the Audit Committee may consider the appointment of another independent registered public accounting firm but is not required to do so. The Audit Committee retains the power to replace the independent registered public accounting firm if the Audit Committee determines that the best interests of the Company warrant a change.
To be approved, the appointment of Moss Adams LLP as our independent registered public accounting firm must receive an affirmative vote of a majority of the shares represented at the meeting and entitled to vote. Abstentions and votes withheld are treated as present for quorum purposes and will have the same effect as a vote against the proposal. We do not expect to receive broker non-votes in this proposal.
The board of directors unanimously recommends a vote “FOR” the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm.
Audit and Non-Audit Fees
The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2023 and December 31, 2022 for services provided by Moss Adams LLP.

	2023	2022
Audit Fees(1)	$612,200	$473,550
Audit-Related Fees(2)	16,800	—
Tax Fees(3)	99,137	27,350
(1)Includes fees for performance of, and related out-of-pocket costs incurred in connection with, the audit and review of financial statements. For 2023, includes services rendered related to the Company’s common stock offering completed on April 2, 2024. For 2022, includes services rendered related to the Company’s subordinated debt offering.
(2)Includes fees for performance of, and related out-of-pocket costs incurred in connection with, the evaluation of cybersecurity rulings, programs, and disclosure readiness.
(3)Includes fees related to, and related out-of-pocket costs incurred in connection with, the filing of federal and state tax returns. For 2023, includes services rendered related to the Company’s completion of a nexus project for multi-state tax return filings.
Pre-Approval of Services by Moss Adams LLP
The Audit Committee is responsible for selecting, retaining, and terminating, when appropriate, the independent registered public accounting firm. Additionally, the Audit Committee is responsible for setting and approving compensation and overseeing the work of Moss Adams LLP, as the Company’s independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by Moss Adams LLP and establishes policies and procedures for the engagement of Moss Adams LLP to provide such permissible non-audit services. Such approval process ensures that Moss Adams LLP does not provide any non-audit services to the Company that are prohibited by law or regulation. The Audit Committee also considers whether any non-audit services that may be provided by Moss Adams LLP compromise the independence of Moss Adams LLP.
In addition, the Audit Committee has unrestricted access to Moss Adams LLP, without management present, to review and discuss the Company’s consolidated financial statements or other matters deemed necessary and appropriate by the Committee.

Any proposed specific engagement may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at the next regular meeting of the Audit Committee. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its independent registered public accounting firm.
During the year ended December 31, 2023, all services were approved in advance by the Audit Committee in compliance with these procedures.
Audit Committee Report
The Company’s management is responsible for the Company’s internal control over financial reporting. Moss Adams LLP is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those consolidated financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal control over financial reporting on behalf of the board of directors.
In this context, the Audit Committee has met and held discussions with management and Moss Adams LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and Moss Adams LLP.
The Audit Committee has also reviewed and discussed with the Company’s management the audited financial statements in the Annual Report on Form 10-K. In addition, the Audit Committee discussed with Moss Adams LLP those matters required to be discussed under applicable Public Company Accounting Oversight Board (“PCAOB”) rules or standards and the SEC. Additionally, Moss Adams LLP provided the Audit Committee with the written disclosures and the letter required under applicable PCAOB rules or standards. The Audit Committee also discussed with Moss Adams LLP its independence from the Company. In concluding that the accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by Moss Adams LLP were compatible with their independence.
The Audit Committee discussed with Moss Adams LLP the overall scope and plans for their audit. The Audit Committee meets with Moss Adams LLP, with and without management present, to discuss the results of their audit, their consideration of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting process.
In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and on Moss Adams LLP who, in its report, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.
Furthermore, the Audit Committee’s considerations and discussions with management and Moss Adams LLP do not assure that the Company’s consolidated financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the PCAOB, or that the Company’s independent registered public accounting firm is in fact “independent.”
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the board of directors has approved, that the audited consolidated financial statements be included in the Annual Report on Form 10-K for filing with the SEC. The Audit Committee has appointed, subject to shareholder ratification, the selection of Moss Adams LLP for the fiscal year ended December 31, 2024.
Audit Committee of the board of directors of Five Star Bancorp
Robert T. Perry-Smith (Chairperson)
Warren P. Kashiwagi
Randall E. Reynoso

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The table below provides information about our executive officers as of the date of this proxy statement.

Name	Age	Position
James E. Beckwith	66	President and Chief Executive Officer
Heather C. Luck	43	Senior Vice President and Chief Financial Officer
John W. Dalton	70	Senior Vice President and Chief Credit Officer
Michael E. Lee	62	Senior Vice President and Chief Regulatory Officer
Lydia A. Ramirez	43	Senior Vice President and Chief Operations Officer and Chief DE&I Officer
Michael A. Rizzo	58	Senior Vice President and Chief Banking Officer
Brett L. Wait	43	Senior Vice President and Chief Information Officer
Shelley R. Wetton	52	Senior Vice President and Chief Marketing Officer
The following is a brief description of the background and experience of each of our executive officers.
James E. Beckwith
See “Director Nominees” above.
Heather C. Luck
Ms. Luck serves as Senior Vice President and Chief Financial Officer, a position she has held since February 2021. She first joined the Company in October 2018 as Vice President/Director of Finance. Prior to this, Ms. Luck was a Manager in Assurance Services for Ernst & Young, LLP from 2010 through 2017, where she led multiple audit engagements simultaneously, including coordination with tax, valuation and other specialist groups required to achieve audit objectives in accordance with standards enumerated by the PCAOB and American Institute of Certified Public Accountants. Her audit experience at Ernst & Young spanned several industries including manufacturing, real estate, technology, media and entertainment, and telecommunications. Her client portfolio included multinational SEC registrants, private issuers, and sub-orders. She then served as Senior Assistant Controller-Global Business Units and Mergers & Acquisitions at Oracle from March 2018 until September 2018 where she was responsible for overseeing the integration of general ledgers of newly acquired entities onto the Oracle Cloud Platform which included ensuring compliance with accounting policies and intercompany eliminations. Ms. Luck earned a Bachelor of Science degree in Marketing from the University of Utah and earned a Master of Science degree in Accounting and Finance from the University of Maryland Global Campus. Ms. Luck is a licensed Certified Public Accountant in the state of California and graduated from Pacific Coast Banking School at the University of Washington in 2022.
John W. Dalton
Mr. Dalton joined Five Star Bank as Senior Vice President and Chief Credit Officer in 2011. He has more than 40 years of experience in the lending and banking industry. Prior to joining the Company, Mr. Dalton started his lending career with the Farm Credit System in 1980 as a Credit Analyst, then transitioned into roles as a Loan Officer, Branch Manager, and Senior Vice President/Senior Lender. In 1991, Mr. Dalton moved to Stockmans Bank via merger as Senior Vice President/Chief Credit Officer. Through a merger in 2008, he later served as Senior Vice President and Region Credit Administrator at Premier West Bank. He currently serves on the Sacramento Metro-PAC Board of Directors and is a member of the District 3 Grower Liaison Committee for Blue Diamond. He is a member of the Sutter Club’s Finance Committee. Mr. Dalton graduated from California Polytechnic State University, San Luis Obispo, with a Bachelor of Science degree in Animal Science.
Michael E. Lee
Mr. Lee has served as our Senior Vice President and Chief Regulatory Officer since 2010. He joined the Company in 2005 as Chief Financial Officer after serving over 14 years with the Federal Deposit Insurance Corporation (“FDIC”). He later transitioned to the position of Senior Vice President and Chief Credit Officer in 2007 and served in that position until being appointed as Senior Vice President and Chief Regulatory Officer in 2010. Mr. Lee graduated from Midwestern State University in Texas with a Bachelor of Business Administration degree with a concentration in Economics. He graduated with honors from the Pacific Coast Banking School at the University of Washington. Mr. Lee serves on the boards of directors of the Sacramento Asian Pacific Chamber of Commerce and the Sacramento Regional Conservation Corps.
Lydia A. Ramirez
Ms. Ramirez serves as Senior Vice President and Chief Operations Officer and Chief DE&I Officer, a position she has held since 2021. She previously served as Senior Vice President and Director of Operations from 2018 to 2021 and as Senior Vice President and Director of Branch Administration from 2017 to 2018. Ms. Ramirez has over 18 years of experience in senior level banking and is skilled in strategic operational process and sales management. Before joining the Company, she served as Vice President &

Multi-Branch Manager at MUFG Union Bank from 2010 to 2017 where she implemented and steered sales activities, developed a team to act as trusted client advisors, and provided leadership on operational integrity and compliance awareness. Ms. Ramirez serves on the board of directors of the Sacramento Hispanic Chamber of Commerce and is a member of the Sacramento State University College of Business Advisory Council. She also serves on the boards of directors of the Sacramento Black Chamber of Commerce, the Sacramento Food Bank & Family Services, the Cal Aggie Alumni Association, and North Natomas Little League. In 2022, Ms. Ramirez was recognized by the Sacramento Business Journal among Women Who Mean Business honorees. In 2023, she was named among the inaugural class of Top 25 Latino Change Makers by the Sacramento Bee. Ms. Ramirez graduated from the University of California, Davis, with a Bachelor of Science in Psychology and Bachelor of Arts in Spanish. She graduated from California State University, Sacramento, with a Master of Business Administration. She is also a graduate of California Bankers Association Executive Banking School.
Michael A. Rizzo
Mr. Rizzo joined Five Star Bank in 2005 as Senior Vice President and Business Development Officer. He helped establish the business banking practice and developed commercial real estate loans. Mr. Rizzo opened the de novo Rancho Cordova office in June 2006. Since January 2017, he has served as Senior Vice President and Chief Banking Officer, supporting and managing the Company’s team of Business Development Officers, Treasury Solutions, and Small Business Administration division. Mr. Rizzo earned a Bachelor of Science degree in Business Administration with a concentration in Finance from California State University, Sacramento. He is a graduate of Pacific Coast Banking School at the University of Washington. In 2022, Mr. Rizzo was recognized among the Sacramento Business Journal’s C-Suite Awards honorees. He currently serves on the board of directors of the American River Parkway Foundation (past President).
Brett L. Wait
Mr. Wait first joined Five Star Bank in 2011 and currently serves as Senior Vice President and Chief Information Officer, a position he has held since 2018. Mr. Wait has almost 20 years of community banking experience and information technology fluency and has served in various roles with the Company including Operations Officer from 2011 to 2013, Vice President and Technology & Operations Manager from 2013 to 2015, and Senior Vice President and Chief Operating Officer from 2015 to 2017. He also served as Chief Information Officer at River City Bank from 2017 to 2018 where he was responsible for overseeing information technology, information security, and data analytics, before rejoining the Company in his current position in 2018. Mr. Wait graduated from the University of Wisconsin - Whitewater with a Bachelor of Business Administration in Finance. He also holds a Master of Business Administration from California State University, Sacramento.
Shelley R. Wetton
Ms. Wetton has served as Senior Vice President and Chief Marketing Officer since 2018, after first joining Five Star Bank in 2015 as Vice President, Community Relations and Communications. Ms. Wetton has over 25 years of corporate branding, media relations and strategic marketing expertise. She previously served as Vice President, Corporate Communications at The Buzz Oates Group of Companies where she worked directly for Buzz Oates for over 15 years and until his passing in 2013. She has worked closely with the Company’s board of directors since its inception in 1999. Ms. Wetton is responsible for strategic branding strategies and leads all marketing, communications, and branding efforts. She is also responsible for corporate partnerships and corporate giving. Ms. Wetton earned a Bachelor of Arts degree in English and a Master of Arts degree in English from California State University, Sacramento. She is a graduate of the Sacramento Metropolitan Chamber Foundation’s 2018 Leadership Sacramento class. In 2023, Ms. Wetton was recognized among the Sacramento Business Journal’s C-Suite Awards honorees. Ms. Wetton currently serves on the board of directors of 3Strands Global Foundation. She recently served on the board of trustees of the Leukemia & Lymphoma Society from 2017 to 2020.

EXECUTIVE COMPENSATION
As an emerging growth company under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which permit us to limit reporting of executive compensation to our principal executive officer and our two other most highly compensated executive officers, the three of whom are referred to as our named executive officers (“NEOs”). This section provides an overview of our executive compensation program, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.
For 2023, our NEOs were:
•James E. Beckwith, President and Chief Executive Officer;
•Michael A. Rizzo, Senior Vice President and Chief Banking Officer; and
•John W. Dalton, Senior Vice President and Chief Credit Officer.
Summary Compensation Table
The following table sets forth certain information with respect to the compensation paid to our NEOs for the fiscal years ended December 31, 2023 and December 31, 2022.

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2)	All Other Compensation(3)	Total Compensation
James E. Beckwith	2023	$608,678	$—	$582,796	$(305,817)	$61,739	$947,396
President & CEO	2022	580,845	101,517	276,785	(42,392)	57,545	974,300
Michael A. Rizzo	2023	311,969	14,716	127,427	—	21,715	475,827
SVP & CBO	2022	300,000	14,706	90,411	—	23,396	428,513
John W. Dalton	2023	311,584	14,716	120,207	—	21,832	468,339
SVP & CCO	2022	280,000	14,706	87,542	—	21,284	403,532
(1)The amounts reported here do not reflect the actual economic value realized by each NEO. In accordance with SEC rules, stock awards represent the grant date fair value of the awards, calculated in accordance with Accounting Standards Update 2018-07, Compensation—Stock Compensation (Topic 718). For additional information, see Note 1 to our consolidated financial statements in our Annual Report on Form 10-K. The vesting schedules applicable to stock awards granted to our NEOs in 2023 and 2022 are described in the section entitled “—Outstanding Equity Awards at December 31, 2023” below.
(2)Represents the change in value, net of cash benefits paid, during each respective year of Mr. Beckwith’s vested accrued benefit under his salary continuation agreement.
(3)All other compensation consisted of the following items:

Name	Year	Auto Expense	Life Insurance Premium	401(k) Matching Contributions	Cell Phone Reimbursement	Club Dues
James E. Beckwith	2023	$2,705	$4,164	$12,200	$1,019	$41,651
	2022	3,311	4,164	12,200	706	37,164
Michael A. Rizzo	2023	6,000	—	11,439	460	3,816
	2022	6,000	—	12,000	448	4,948
John W. Dalton	2023	6,000	—	11,423	718	3,691
	2022	6,000	—	11,014	706	3,564

Narrative Discussion of Summary Compensation Table
We have compensated our NEOs through a combination of base salary, cash bonuses, restricted stock awards, and other benefits, including perquisites. Our Compensation Committee, in consultation with our Chief Executive Officer, Chief Financial Officer, Director of Employee Engagement, and compensation consultant, as appropriate, have reviewed and approved the annual compensation, including salary, bonus, and equity and non-equity incentive compensation, for the Company’s executive officers.
Base Salaries
The annual base salaries for Mr. Beckwith, Mr. Rizzo, and Mr. Dalton for the year ended December 31, 2023 were $608,678, $311,969, and $311,584, respectively. The annual base salaries for Mr. Beckwith, Mr. Rizzo, and Mr. Dalton for the year ended December 31, 2022 were $580,845, $300,000, and $280,000, respectively.
Bonuses
We do not have a written bonus plan applicable to our NEOs. Rather, our NEOs are eligible to receive an annual bonus equal to a specified percentage of their base salary, up to a specified maximum, with a portion of such bonus payable in stock awards, generally vesting over two years (as further described below in the section entitled “—Stock Awards”), and the remainder payable in cash. Individual and corporate performance goals and objectives, as well as individual target bonus amounts, for each NEO are established in advance by our Compensation Committee.
Effective as of October 2, 2023, the Company adopted the Five Star Bancorp Compensation Clawback Policy (the “Clawback Policy”). Under the Clawback Policy, the Company is required to recover reasonably promptly, the amount of erroneously awarded incentive-based compensation to executive officers in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under securities laws. Awards of bonuses are subject to potential forfeiture or clawback in connection with the Clawback Policy.
Stock Awards
A portion of each NEO’s annual bonus is payable in awards of shares of our common stock. Generally, for awards issued to executives prior to our IPO, one-third of such stock awards vested immediately upon grant, with the remainder vesting annually in equal installments over two years, provided the executive officer remains employed with us as of the applicable vesting date. Following our IPO, stock awards are issued under the terms of our Five Star Bancorp 2021 Equity Incentive Plan. For stock awards issued to executives in conjunction with our IPO, shares generally vest in equal annual installments over five years (seven years for our Chief Executive Officer), commencing on the one-year anniversary of the grant date, provided the executive officer remains employed with us as of the applicable vesting dates. For stock awards issued after our IPO, one-third of such stock awards vest immediately upon grant, with the remainder vesting annually in equal installments over two years, provided the executive officer remains employed with us as of the applicable vesting dates. We pay dividends on unvested shares of common stock granted to our NEOs. In March 2021, we entered into letter agreements with our NEOs holding unvested stock awards outstanding prior to the IPO to memorialize the vesting and forfeiture conditions, transfer restrictions, and dividend payment rights associated with such stock awards.
Awards of shares of our common stock are subject to potential forfeiture or clawback in connection with the Clawback Policy.
401(k) Plan
Our 401(k) Profit Sharing Plan and Trust (our “401(k) Plan”), is designed to provide retirement benefits to all eligible full-time and part-time employees. Our 401(k) Plan provides employees with the opportunity to save for retirement on a tax-favored basis. Our NEOs, all of whom were eligible to participate in the 401(k) Plan, may elect to participate in the 401(k) Plan on the same basis as all other employees. Our 401(k) Plan is a safe harbor 401(k) Plan and, as such, the Company makes matching contributions equal to 100% of employee salary contribution deferrals up to 3% of pay, plus 50% of employee salary contribution deferrals between 3% and 5% of compensation for each payroll period, subject to certain limitations. An employee must contribute to receive the matching contribution.
Health and Welfare Benefits
Our NEOs are eligible to participate in the same benefit plans designed for all of our eligible full-time employees, including medical, dental, vision, disability, and basic group life insurance coverage. In addition, Mr. Beckwith is entitled to have his life insurance premium paid by us.
Perquisites
We provide our NEOs with a limited number of perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. Our Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs. Mr. Beckwith utilizes an automobile purchased by us, and Mr. Rizzo and Mr. Dalton receive payments for use of their personal automobiles for business purposes. Please refer to the footnotes to the Summary Compensation Table above for other perquisites provided to our NEOs.
Employment Agreements with Named Executive Officers
The following provides a more detailed description of the employment agreements with each of our NEOs.
James E. Beckwith
The Bank entered into an employment agreement with James Beckwith, our President and Chief Executive Officer, effective as of January 3, 2022 (the “2022 Employment Agreement”). The 2022 Employment Agreement has an initial three-year term expiring on the third anniversary of its effective date, with automatic one-year renewal periods thereafter, unless the Bank or Mr. Beckwith provide at least 60 days’ notice of non-renewal. The salary continuation agreement may be terminated only by mutual written agreement.
The 2022 Employment Agreement provides for payment of a base salary and bonus as determined periodically by the Compensation Committee. As of December 31, 2023, Mr. Beckwith’s annual bonus target was 75% of base compensation, up to a specified maximum of 100% of base compensation. Mr. Beckwith is also eligible to participate in group employee benefit plans, including, without limitation, medical, dental, and life insurance, that the Bank makes available to similarly situated employees from time to time. Under the 2022 Employment Agreement, Mr. Beckwith is eligible to receive equity compensation as determined by the Compensation Committee, and is eligible for other incentive compensation as determined by the Compensation Committee. Mr. Beckwith also participates in a bank-owned life insurance policy.
In the event of termination of Mr. Beckwith’s employment by the Bank without cause or by him for good reason, as defined in the 2022 Employment Agreement, the Bank must pay Mr. Beckwith a severance payment equal to 24 months of his then-current base salary plus bonus. Under the 2022 Employment Agreement, Mr. Beckwith’s right to this severance payment is contingent upon his execution and non-revocation of a release of claims. In addition, the 2022 Employment Agreement provides that if any payments to Mr. Beckwith would be “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, those payments are subject to a “best net” provision.
The 2022 Employment Agreement includes confidentiality and employee non-solicitation obligations for Mr. Beckwith, as well as a non-disparagement obligation.
Under the terms of his salary continuation agreement most recently amended July 1, 2014, Mr. Beckwith is entitled to a retirement benefit determined based on his age and years of service. Upon his attainment of the age of 65 or earlier termination after having completed a specified number of years of service with the Bank, his annual benefit would be equal to $175,000 per year, paid for a period of ten years, in lieu of any other benefit under his salary continuation agreement and payable in accordance with a distribution schedule detailed in that agreement. We account for the provisions of Mr. Beckwith’s salary continuation agreement as a deferred compensation agreement. Additionally, in the event of a change in control, followed within 24 months by separation from service for good reason, as those terms are defined in his salary continuation agreement, the Bank must pay Mr. Beckwith $175,000 per year over the ten years following his attainment of age 65, payable in accordance with a distribution schedule detailed in that agreement.
Michael A. Rizzo
As of December 31, 2023, Mr. Rizzo was eligible for payment of a base salary and bonus as determined periodically by our Compensation Committee. Mr. Rizzo’s annual bonus target was 37.5% of base compensation, up to a specified maximum of 50% of base compensation. Mr. Rizzo was entitled to receive a specified number of shares of stock, two-thirds of which are subject to vesting, as a portion of his bonus, with the rest payable in cash. Mr. Rizzo was also eligible to participate in any stock option plan, retirement plan, and annual and longer-term incentive programs adopted by the Bank and offered to other senior Bank executives, as well as group employee benefit plans, including, without limitation, medical, dental, and life insurance, that we make available to similarly situated employees from time to time. We do not have any written employment arrangements with Mr. Rizzo.
John W. Dalton
As of December 31, 2023, Mr. Dalton was eligible for payment of a base salary and bonus as determined periodically by our Compensation Committee. Mr. Dalton’s annual bonus target was 37.5% of base compensation, up to a specified maximum of 50% of base compensation. Mr. Dalton was entitled to receive a specified number of shares of stock, two-thirds of which are subject to vesting, as a portion of his bonus, with the rest payable in cash. Mr. Dalton was also eligible to participate in any stock option plan, retirement plan, and annual and longer-term incentive programs adopted by the Bank and offered to other senior Bank executives, as well as group employee benefit plans, including, without limitation, medical, dental, and life insurance, that we make available to similarly situated employees from time to time. We do not have any written employment arrangements with Mr. Dalton.

Outstanding Equity Awards at December 31, 2023
The following table provides information regarding outstanding stock awards held by our NEOs as of December 31, 2023.

Name	Grant Date	Equity incentive plan awards: number of shares of common stock that have not vested(1)	Equity incentive plan awards: market value of shares of common stock that have not vested(2)
James E. Beckwith	5/7/2021	32,142(3)	$841,478
	1/20/2022	1,188	31,102
Michael A. Rizzo	5/7/2021	4,200(4)	109,956
	1/20/2022	172	4,503
	2/2/2023	344	9,006
John W. Dalton	5/7/2021	4,200(4)	109,956
	1/20/2022	172	4,503
	2/2/2023	344	9,006
(1)Except where otherwise indicated, one-third of the total shares granted vested immediately upon grant, with the remainder vesting annually over two years in equal installments, provided the NEO remains employed with us as of the applicable vesting date. These shares were granted pursuant to the Equity Incentive Plan (as defined below).
(2)The market value for our common stock is based on the closing price of our common stock on December 29, 2023 as reported by Nasdaq, which was $26.18 per share. These shares were granted pursuant to the Equity Incentive Plan.
(3)Shares vest in equal installments over a seven-year period, beginning one year from the grant date, provided the NEO remains employed with us as of the applicable vesting date.
(4)Shares vest in equal installments over a five-year period, beginning one year from the grant date, provided the NEO remains employed with us as of the applicable vesting date.
2021 Equity Incentive Plan
In April 2021, the Company’s board of directors and shareholders approved the Five Star Bancorp 2021 Equity Incentive Plan (the “Equity Incentive Plan”), which became effective upon the closing of our IPO. The Equity Incentive Plan provides for the grant of stock options, stock appreciation rights (“SARs”), performance awards, restricted stock, restricted stock units (“RSUs”), and other stock-based awards that the Compensation Committee determines are consistent with the purpose of the Equity Incentive Plan and the interests of the Company. Awards may be granted to our executives and other key employees, directors, and other service providers and are designed to align the interests of the Equity Incentive Plan’s participants with the interests of our shareholders.
The total number of shares of our common stock reserved and available for grant and issuance pursuant to the Equity Incentive Plan will not exceed 1,700,000 shares. Each of these shares may be issued as an incentive stock option. The Equity Incentive Plan does not contain an “evergreen” provision pursuant to which shares authorized for issuance may be automatically replenished.
Administration
The Equity Incentive Plan is administered by our Compensation Committee, which is comprised of independent directors, subject to its right to delegate certain authority. Among other powers, the Compensation Committee has the authority to grant awards; determine eligible participants; determine the types of awards to be granted to each participant and designate the number of shares and all terms and conditions of the awards; establish, adopt, or revise any rules and policies as it may deem advisable to administer the Equity Incentive Plan; and make all other decisions and determinations that may be required under the Equity Incentive Plan.
Delegations
The Compensation Committee has delegated general administrative responsibilities with respect to the Equity Incentive Plan to the Chief Financial Officer.
Eligibility and Award Types
Officers, employees, consultants, independent contractors, directors, and other service providers may be eligible to receive awards under the Equity Incentive Plan, to the extent determined by the Compensation Committee. The Equity Incentive Plan

allows the Compensation Committee to grant the following types of equity and equity-based awards, in each case subject to such vesting conditions and other terms specified by the Compensation Committee:
•options to purchase shares of our common stock;
•SARs, which equal the increase in the fair market value of a share of our common stock between the date of the grant and the date that the SAR is exercised;
•restricted stock that is issued upon grant, subject to forfeiture conditions until fully vested;
•RSUs, which are payable in shares of our common stock or in cash equal to the fair market value of the shares as of the settlement date;
•performance awards, which are payable in cash or shares of our common stock upon the attainment of performance goals set by the Compensation Committee; and
•other stock-based awards at the discretion of the Compensation Committee, including grants of shares of our common stock that are not subject to a vesting period or forfeiture.
The stock options granted under the Equity Incentive Plan may be either non-statutory stock options or incentive stock options. Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.
Performance Awards
The Compensation Committee has authority to grant performance awards to participants on terms and conditions determined by the Committee, subject to the terms of the Equity Incentive Plan. Participants who are granted performance awards will be entitled to receive payment if the performance goals established by the Compensation Committee are achieved and other applicable terms and conditions of the award are satisfied.
Awards granted under the Equity Incentive Plan are subject to the Clawback Policy and any other recoupment policy we may adopt, including any clawback and recoupment provisions set forth in award agreements.
Limitations on Transfer
Generally, no award under the Equity Incentive Plan may be assigned or transferred other than by will or the laws of descent and distribution.
Acceleration upon Certain Events
The Equity Incentive Plan does not require accelerated vesting of awards upon any event. In the case of a change in control, unvested awards that are not assumed by a successor will become vested unless the Compensation Committee determines otherwise. However, the Compensation Committee may determine that a particular award will be eligible for vesting acceleration upon certain events, such as death, disability, change in control, or retirement.
Adjustments
Upon the occurrence of a change in our capitalization, such as a stock split; a merger, consolidation, separation, or other distribution of our stock or property; an extraordinary cash dividend; a reorganization; or our partial or complete liquidation, the Compensation Committee is authorized to make substitutions or adjustments in the aggregate number and kind of shares reserved for issuance under the Equity Incentive Plan, as well as the number and kind of shares subject to outstanding awards under the Equity Incentive Plan (and, with respect to stock options and SARs, the exercise price), and/or such other equitable substitution or adjustments that the Compensation Committee may determine to be appropriate.
Termination and Amendment
Our board of directors may amend, alter, or discontinue the Equity Incentive Plan at any time, provided that any material amendment must be approved by the Company’s shareholders if required by applicable law or stock exchange rules. However, no amendment, alteration, or discontinuation may be made that would materially impair the rights of a recipient of an award without the recipient’s consent, unless the amendment is made to comply with applicable law, stock exchange rules, or accounting rules, or is permitted under the terms of the applicable award agreement or the terms of the Equity Incentive Plan in effect immediately prior to the grant date of the award.
Limitation of Liability and Indemnification
In our Amended and Restated Articles of Incorporation (“Articles”), we adopted provisions that eliminate the liability of our directors for monetary damages to the fullest extent permissible under California law. California law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following:
•acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;
•acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director;
•any transaction from which a director derived an improper personal benefit;
•acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders;
•acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders; and
•interested party transactions that violate Section 310 of the General Corporation Law of California (“CGCL”), loan guaranties contrary to Section 315 of the CGCL, or unlawful payments of dividends, distributions, or distributions of assets to shareholders after institution of dissolution proceedings of the Bank that violate Section 316 of the CGCL.
In addition, our Articles authorize us to provide indemnification to directors, officers, employees, or other agents through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, to the fullest extent permitted by law.
Our Bylaws provide that we will indemnify directors and officers. Our Bylaws further provide that we may advance expenses incurred by or on behalf of a director or officer in defending any proceeding for which indemnification is required or permitted before the final disposition of the proceeding, subject to limited exceptions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers or for persons controlling us under any of the foregoing provisions, in the opinion of the SEC, that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Finally, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations, including, but not limited to, section 18(k) of the Federal Deposit Insurance Act and implementing regulations of the Federal Deposit Insurance Corporation.
Rule 10b5-1 Sales Plans
Our directors and officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades under parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they do not possess material nonpublic information, subject to compliance with the terms of our insider trading policy.

DIRECTOR COMPENSATION
The following table sets forth information regarding compensation paid, earned, or awarded to each of our non-employee directors of the Company during the year ended December 31, 2023 for service as members of our board of directors and committees. The table also includes compensation attributable to the director’s service with the Bank. Mr. Beckwith is not shown in this table because he is compensated as an officer and did not receive any additional director compensation during the year ended December 31, 2023.

	Fees Earned
Name	Cash	Stock Awards(1)	Total
Larry E. Allbaugh	$49,000	$35,992	$84,992
Shannon Deary-Bell	41,500	35,992	77,492
Warren P. Kashiwagi	41,500	35,992	77,492
Donna L. Lucas	41,500	35,992	77,492
David J. Lucchetti(2)	68,292	—	68,292
David F. Nickum	41,500	35,992	77,492
Robert T. Perry-Smith	77,500	35,992	113,492
Kevin F. Ramos	53,500	35,992	89,492
Randall E. Reynoso	49,000	35,992	84,992
Judson T. Riggs	49,000	35,992	84,992
Leigh A. White	49,000	35,992	84,992
(1)The amounts reported here do not reflect actual economic value realized by each director. In accordance with SEC rules, stock awards represent the grant date fair value of the awards, calculated in accordance with Accounting Standards Update 2018-07, Compensation – Stock Compensation (Topic 718). For additional information, see Note 1 to our consolidated financial statements included in our Annual Report on Form 10-K.
(2)Upon retirement in May 2023, Mr. Lucchetti forfeited 1,262 restricted shares with a grant date fair value of $28.52 per share.
Each of our directors is generally entitled to a $3,000 monthly cash retainer, an additional monthly payment of $458 for participation on one or more of the committees of the board of directors, as well as additional monthly cash payments based on the director’s chairperson responsibilities in accordance with the following schedule.
•Board Chairperson: $3,000
•Audit Committee Chairperson: $1,250
•Loan Committee Chairperson: $1,000
•Compensation Committee Chairperson: $625
•Governance and Nominating Committee Chairperson: $625
•Asset Liability Committee Chairperson: $625
Stock awards are issued under the terms of the Equity Incentive Plan. In 2023, we granted shares of our common stock to each director, cliff vesting at the end of the year, as compensation for his or her service in the current year. We also offer reimbursements to our directors for their reasonable out-of-pocket expenses, including travel and lodging, incurred in attending meetings of our board of directors and committees.

STOCK INFORMATION
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information about the beneficial ownership of our common stock as of March 22, 2024 for:
•each person known to us to be the beneficial owner of more than 5% of our common stock;
•each of our directors and NEOs individually; and
•all of our directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days of March 22, 2024. For purposes of calculating each person’s percentage ownership, common stock issuable pursuant to equity awards that are exercisable within 60 days of March 22, 2024 are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each beneficial owner identified in the table possesses sole voting and investment power over all our common stock shown as beneficially owned by the beneficial owner.
The percentage of beneficial ownership is based on 17,353,369 shares of common stock outstanding as of March 22, 2024, which includes unvested portions of stock awards granted to certain of our executive officers, directors, and employees. The information set forth in the following table does not give effect to the 2024 Public Offering (as defined below).
Unless otherwise indicated in the table below, the address for each beneficial owner is c/o Five Star Bancorp, 3100 Zinfandel Drive, Suite 100, Rancho Cordova, CA 95670.

Name	Number of Shares Beneficially Owned	Percentage
Directors
Robert T. Perry-Smith(1)	147,178	*
Randall E. Reynoso(2)	20,663	*
Larry E. Allbaugh(3)	3,037,139	17.50%
James E. Beckwith(4)	507,245	2.92%
Shannon Deary-Bell(5)	77,292	*
Warren P. Kashiwagi(2)	4,163	*
Donna L. Lucas(6)	5,963	*
David F. Nickum(7)	177,669	1.02%
Kevin F. Ramos(8)	165,864	*
Judson T. Riggs(9)	95,453	*
Leigh A. White(2)	17,963	*
NEOs who are not Directors
Michael A. Rizzo(10)	30,381	*
John W. Dalton(11)	30,850	*
All Directors and Executive Officers of the Company as a group (18 persons)	4,436,847	25.57%
Other 5% Shareholders
Davis Partnership, L.P.(12)	881,495	5.08%
BlackRock, Inc.(13)	947,953	5.46%
Philip Oates(14)	1,088,243	6.27%
Kathryn Oates-Fairrington(15)	1,161,387	6.69%
T. Rowe Price Investment Management, Inc.(16)	1,379,319	7.95%
* Represents less than 1% of outstanding shares.
(1)Reported shares held in an irrevocable trust for the benefit of Mr. Perry-Smith, as to which trust he serves as trustee. Reported shares include unvested restricted stock awards in the amount of 1,638 shares not yet vesting within 60 days.
(2)Reported shares include unvested restricted stock awards in the amount of 1,638 shares not yet vesting within 60 days.
(3)Reported shares held as follows: (i) 478,524 shares in a revocable trust for the benefit of Mr. Allbaugh, to which trust he serves as trustee; (ii) 895,835 shares in an irrevocable trust for the benefit of Mr. Oates, Ms. Oates-Fairrington, Marvilyn Applegate, and Judy Oates-Holt, to which Mr. Allbaugh serves as co-trustee along with Mr. Oates and Ms.

Oates-Fairrington; (iii) 410,695 shares in an irrevocable trust for the benefit of Mr. Oates, to which Mr. Allbaugh serves as co-trustee; (iv) 410,695 shares in an irrevocable trust for the benefit of Ms. Oates-Fairrington, to which Mr. Allbaugh serves as co-trustee; (v) 410,695 shares in an irrevocable trust for the benefit of Ms. Applegate, to which Mr. Allbaugh serves as co-trustee; (vi) 410,695 shares in an irrevocable trust for the benefit of Ms. Oates-Holt, to which Mr. Allbaugh serves as co-trustee; (vii) 10,000 shares held by Buzz Oates LLC, of which Mr. Allbaugh is a non-member manager; and (viii) 10,000 shares held by Buzz Oates Group of Companies, of which Mr. Allbaugh is a shareholder and the Chief Executive Officer. The address for Mr. Allbaugh, the six trusts, and both companies is 555 Capitol Mall, Suite 900, Sacramento, CA 95814. Reported shares include unvested restricted stock awards in the amount of 1,638 shares not yet vesting within 60 days.
(4)Reported shares held as follows: (i) 497,245 shares in a revocable trust for the benefit of Mr. Beckwith, to which trust he serves as trustee; (ii) 3,000 shares each, held by Mr. Beckwith’s three children; and (iii) 1,000 shares held by Mr. Beckwith’s daughter-in-law. Reported shares include unvested restricted stock awards in the amount of 6,429 shares vesting within 60 days and 45,713 shares not yet vesting within 60 days. Reported shares include 434,668 shares pledged as collateral to secure certain personal indebtedness.
(5)Reported shares held as follows: (i) 63,562 shares in a revocable trust for the benefit of Ms. Deary-Bell, to which trust she serves as trustee; (ii) 5,000 and 4,830 shares held in two irrevocable trusts, respectively, for the benefit of Ms. Deary-Bell’s children; and (iii) 3,900 shares in another trust, for which Ms. Deary-Bell serves as trustee. Reported shares include unvested restricted stock awards in the amount of 1,638 shares not yet vesting within 60 days.
(6)Reported shares held in a revocable trust for the benefit of Ms. Lucas, as to which trust she serves as trustee. The address for Ms. Lucas and the trust is 1215 K Street, Suite 1010, Sacramento, CA 95814. Reported shares include unvested restricted stock awards in the amount of 1,638 shares not yet vesting within 60 days.
(7)Reported shares held in a revocable trust for the benefit of Mr. Nickum, as to which trust he serves as trustee. The address for Mr. Nickum and the trust is 8656 Sparling Lane, Dixon, CA 95620. Reported shares include unvested restricted stock awards in the amount of 1,638 shares not yet vesting within 60 days.
(8)Reported shares held as follows: (i) 155,864 shares in a revocable trust for the benefit of Mr. Ramos, to which trust he serves as trustee; and (ii) 10,000 shares held by Buzz Oates Group of Companies, of which Mr. Ramos is a shareholder and the Chief Investment Officer. The address for Mr. Ramos, the trust, and the company is 555 Capitol Mall, Suite 900, Sacramento, CA 95814. Reported shares include unvested restricted stock awards in the amount of 1,638 shares not yet vesting within 60 days.
(9)Reported shares held in a revocable trust for the benefit of Mr. Riggs, as to which trust he serves as trustee. The address for Mr. Riggs and the trust is 3500 American River Drive, Sacramento, CA 95864. Reported shares include unvested restricted stock awards in the amount of 1,638 shares not yet vesting within 60 days.
(10)Reported shares held as follows: (i) 29,740 shares in a revocable trust for the benefit of Mr. Rizzo, to which trust he serves as trustee; and (ii) 641 shares held by Mr. Rizzo’s child. Reported shares include unvested restricted stock awards in the amount of 1,400 shares vesting within 60 days and 8,972 shares not yet vesting within 60 days.
(11)Reported shares include unvested restricted stock awards in the amount of 1,400 shares vesting within 60 days and 8,972 shares not yet vesting within 60 days.
(12)Reported shares are based on a Schedule 13G filed by Davis Partnership, L.P. with the SEC on November 30, 2022 disclosing that it held sole voting power over 881,495 shares and sole dispositive power over 881,495 shares, beneficially owning in the aggregate 881,495 shares. As indicated on the aforementioned Schedule 13G, the address for Davis Partnership, L.P. is 3 Harbor Drive, Suite 301, Sausalito, CA 94965.
(13)Reported shares are based on a Schedule 13G filed by BlackRock, Inc. with the SEC on January 31, 2024 disclosing that it held sole voting power over 932,206 shares and sole dispositive power over 947,953 shares, beneficially owning in the aggregate 947,953 shares. As indicated on the aforementioned Schedule 13G, the address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(14)Reported shares held as follows: (i) 192,408 shares in a revocable trust for the benefit of Mr. Oates, to which trust he serves as trustee; and (ii) 895,835 shares in an irrevocable trust for the benefit of Mr. Oates, Ms. Oates-Fairrington, Ms. Applegate, and Ms. Oates-Holt, to which Mr. Oates serves as co-trustee along with Ms. Oates-Fairrington and Mr. Allbaugh. The address for Mr. Oates and the two trusts is 555 Capitol Mall, Suite 900, Sacramento, CA 95814.
(15)Reported shares held as follows: (i) 265,552 shares in a revocable trust for the benefit of Ms. Oates-Fairrington, to which trust she serves as trustee; and (ii) 895,835 shares in an irrevocable trust for the benefit of Mr. Oates, Ms. Oates-Fairrington, Ms. Applegate, and Ms. Oates-Holt, to which Ms. Oates-Fairrington serves as co-trustee along with Mr. Oates and Mr. Allbaugh. The address for Ms. Oates-Fairrington and the two trusts is 555 Capitol Mall, Suite 900, Sacramento, CA 95814.

(16)Reported shares are based on a Schedule 13G filed by T. Rowe Price Investment Management, Inc. with the SEC on February 14, 2024 disclosing that it held sole voting power over 408,846 shares and sole dispositive power over 1,379,319 shares, beneficially owning in the aggregate 1,379,319 shares. As indicated on the aforementioned Schedule 13G, the address for T. Rowe Price Investment Management, Inc. is 101 E. Pratt Street, Baltimore, MD 21201.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors, and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.
Based solely on its review of the copies of the reports it has received, and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with Section 16(a) filing requirements for transactions in our common stock during the year ended December 31, 2023, except for one late report on Form 4 filed by Robert T. Perry-Smith in December 2023 to report the acquisition of shares of the Company’s common stock.

OTHER INFORMATION
Transactions with Related Parties
Transactions by us or the Bank with related parties are subject to formal written policies that are designed to ensure compliance with regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act, which govern certain transactions between the Bank and its affiliates, and Regulation O, which governs certain extensions of credit by the Bank to directors, executive officers, principal shareholders, and their related interests. Any related party transactions, other than loans, must be approved by our Audit Committee.
Our board of directors adopted a written policy that complies with all applicable requirements concerning related party transactions, including those of the SEC and Nasdaq. Transactions that are determined to be related party transactions in accordance with our policy are referred to the board of directors for approval. In determining whether to approve a related party transaction, the board of directors considers, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related party’s interest in the transaction, the appearance of an improper conflict of interests for any director or executive officer taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair an outside director’s independence, the consistency of the transaction with regulatory expectations, and the potential violations of other corporate policies.
The following is a description of each transaction since January 1, 2022 in which:
•We have been or are to be a participant;
•the amount involved exceeds or will exceed $120,000; and
•any of our directors, executive officers, or beneficial holders of more than 5% of our common stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.
Ordinary Banking Relationships
Certain of our officers, directors, and principal shareholders, as well as their immediate family members and affiliates, are customers of, or have or have had transactions with, the Bank, us, or our affiliates in the ordinary course of business. These transactions include deposits, loans, and other financial services-related transactions. Related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than the normal risk of collectability or present other features unfavorable to us.
As of December 31, 2023, we had approximately $5.5 million of loans outstanding to directors, executive officers, and principal shareholders of the Bank and the Company and their immediate family members and affiliates, and we had $1.3 million of unfunded loan commitments to these persons. Of the loans outstanding, no amount was cash secured or 100% guaranteed by the Small Business Administration. As of December 31, 2023, no related party loans were categorized as nonaccrual, past due, restructured, or potential problem loans.
We expect to continue to enter into transactions in the ordinary course of business on similar terms with our directors, executive officers, and principal shareholders, as well as their immediate family members and affiliates.
Tax Sharing Agreement
Prior to our IPO, we were an S Corporation for U.S. federal income tax purposes. While we were an S Corporation, our shareholders (“S Corp. Shareholders”) were taxed on our income as individuals. Therefore, our S Corp. Shareholders received certain distributions (“tax distributions”) from us that were generally intended to equal the amount of tax our S Corp. Shareholders were required to pay with respect to our income. In connection with our IPO, our S Corporation status was terminated, and we thereafter became subject to federal and increased state income taxes. In the event of an adjustment to our reported taxable income for periods prior to termination of our S Corporation status, it is possible that our S Corp. Shareholders would be liable for additional income taxes for those prior periods. Therefore, we entered into an S Corporation Termination and Tax Sharing Agreement (the “Tax Sharing Agreement”) with our S Corp. Shareholders. Pursuant to this agreement, upon our filing of any tax return (amended or otherwise), in the event of any restatement of our taxable income pursuant to a determination by, or a settlement with, a taxing authority, for any period during which we were an S Corporation, depending on the nature of the adjustment, we may be required to make a payment to our S Corp. Shareholders in an amount equal to our S Corp. Shareholders’ incremental tax liability, which amount may be material. In addition, we will indemnify our S Corp. Shareholders with respect to unpaid income tax liabilities to the extent that such unpaid income tax liabilities are attributable to an adjustment to our taxable income for any period after our S Corporation status terminated. In both cases, the amount of the payment will be based on the assumption that our S Corp. Shareholders are taxed at the highest rate applicable to married individuals filing jointly for the relevant periods. We will also indemnify our S Corp. Shareholders for any interest, penalties, losses, costs, or expenses arising out of any claim under the agreement. However, our S Corp. Shareholders will indemnify us with respect to our unpaid tax liabilities (including interest and penalties) to the extent that such unpaid tax liabilities are attributable to a decrease in our S Corp. Shareholders’ taxable income for any tax period and a corresponding increase in our taxable income for any period.

In the second quarter of 2021, we made a payment of approximately $27.0 million under the Tax Sharing Agreement in connection with our estimated final tax return as an S Corporation. In March 2022, based on the filing of our final S Corporation tax return, we paid an additional distribution, representing the remaining balance of our accumulated adjustments account, of approximately $4.9 million to our S Corp. shareholders of record as of May 3, 2021, under the Tax Sharing Agreement. The table below shows the material distributions that were made to our directors, executive officers, and principal shareholders in connection with the 2022 payment. No payments were made under the Tax Sharing Agreement in 2023.

Name	2022
David J. Lucchetti(1)	$124,710
Robert T. Perry-Smith(2)	25,261
Larry E. Allbaugh(3)	1,341,584
James E. Beckwith(4)	187,877
Michael D. Campbell(1)	120,211
David F. Nickum(2)	66,073
Kevin F. Ramos(2)	56,261
Judson T. Riggs(2)	29,075
Philip Oates(5)	474,474
Kathryn Oates-Fairrington(6)	518,124
(1)At the time of the aforementioned transaction, Mr. Lucchetti and Mr. Campbell served on our board of directors.
(2)Mr. Perry-Smith, Mr. Nickum, Mr. Ramos, and Mr. Riggs serve on our board of directors.
(3)Mr. Allbaugh serves on our board of directors and is a principal shareholder. Consists of: (i) $398,626 paid in 2022 to the Oates Administrative Trust, for which Mr. Allbaugh, along with Ms. Oates-Fairrington and Mr. Oates, who are two of our principal shareholders, serve as trustees; (ii) $203,706 paid in 2022 to the Larry and Laura Allbaugh Living Trust, dated November 5, 1997, for which Mr. Allbaugh and his wife serve as trustees; (iii) $184,813 paid in 2022 to the QSST Subtrust of the Marvilyn E. Applegate Irrevocable Trust, dated December 16, 2009, for which Mr. Allbaugh serves as trustee; (iv) $184,813 paid in 2022 to the QSST Subtrust of the Judy Oates-Holt Irrevocable Trust, dated December 16, 2009, for which Mr. Allbaugh serves as trustee; (v) $184,813 paid in 2022 to the QSST Subtrust of the Kathryn Oates-Fairrington Irrevocable Trust, dated December 16, 2009, for which Mr. Allbaugh serves as trustee; and (vi) $184,813 paid in 2022 to the QSST Subtrust of the Philip D. Oates Irrevocable Trust, dated December 16, 2009, for which Mr. Allbaugh serves as trustee.
(4)Mr. Beckwith is our President and Chief Executive Officer and serves on our board of directors.
(5)Mr. Oates is a principal shareholder. Consists of: (i) $398,626 paid in 2022 to the Oates Administrative Trust, for which Mr. Oates, along with Mr. Allbaugh, who serves on our board of directors and is a principal shareholder, and Ms. Oates-Fairrington, who is a principal shareholder, serve as trustees; and (ii) $75,848 paid in 2022 to The Philip and Jana Oates Family Trust, dated October 11, 2002, for which Mr. Oates and his wife serve as trustees.
(6)Ms. Oates-Fairrington is a principal shareholder. Consists of: (i) $398,626 paid in 2022 to the Oates Administrative Trust, for which Ms. Oates-Fairrington, along with Mr. Allbaugh, who serves on our board of directors and is a principal shareholder, and Mr. Oates, who is a principal shareholder, serve as trustees; and (ii) $119,498 paid in 2022 to The Gregory Fairrington & Kathy Oates-Fairrington Living Trust, dated September 15, 2011, for which Ms. Oates-Fairrington and her husband serve as a trustees.
Subordinated Notes
On September 28, 2017, we completed a private placement of $25,000,000 in aggregate principal amount of 6.00% fixed-to-floating rate subordinated debts due September 15, 2027 (the “2017 Subordinated Notes”) to certain qualified investors. OK&B LLC, which is an entity controlled by two of our principal shareholders, Ms. Oates-Fairrington and Mr. Oates, purchased an aggregate principal amount of $8,000,000 of 2017 Subordinated Notes.
On November 8, 2019, we completed a private placement of $3,750,000 in aggregate principal amount of 5.50% fixed-to-floating rate subordinated notes due September 15, 2027 (the “2019 Subordinated Notes”) to certain qualified investors.

The following table summarizes purchases of the 2019 Subordinated Notes by certain of our related parties.

Noteholder	Total Purchase Price
David J. Lucchetti and affiliated entities(1)	$1,500,000
Larry E. Allbaugh and affiliated entities(2)	1,000,000
Kevin F. Ramos and affiliated entities(3)	1,000,000
Michael D. and Rosemary A. Campbell(4)	250,000
(1)Consists of: (i) $500,000 in aggregate principal amount of 2019 Subordinated Notes purchased by the Lucchetti Family Trust, dated May 23, 2001, for which Mr. Lucchetti and his wife serve as trustees; and (ii) $1,000,000 in aggregate principal amount of 2019 Subordinated Notes purchased by Pacific Coast Financial, LLC, an entity controlled by Mr. Lucchetti. At the time of the aforementioned transaction, Mr. Lucchetti served on our board of directors.
(2)Consists of $1,000,000 in aggregate principal amount of 2019 Subordinated Notes purchased by the Marvin L. Oates Administrative Trust, for which Mr. Allbaugh, who serves on our board of directors and is a principal shareholder, serves as a trustee. Ms. Oates-Fairrington and Mr. Oates, who are two of our principal shareholders, also serve as trustees of the Marvin L. Oates Administrative Trust.
(3)Consists of $1,000,000 in aggregate principal amount of 2019 Subordinated Notes purchased by BOGC Insurance Company, Inc., an entity controlled by Mr. Ramos who serves on our board of directors, Mr. Allbaugh, who serves on our board of directors and is a principal shareholder, and Mr. Oates, who is a principal shareholder.
(4)At the time of the aforementioned transaction, Mr. Campbell served on our board of directors.
On August 17, 2022, we completed a private placement of $75,000,000 in aggregate principal amount of 6.00% fixed-to-floating rate subordinated notes due September 1, 2032 (the “2022 Subordinated Notes”) to certain qualified investors.
The following table summarizes purchases of the 2022 Subordinated Notes by certain of our related parties.

Noteholder	Total Purchase Price
Kathryn Oates-Fairrington, Philip Oates, and affiliated entities(1)	$8,000,000
David J. Lucchetti and affiliated entities(2)	6,000,000
Larry E. Allbaugh and affiliated entities(3)	3,000,000
Kevin F. Ramos and affiliated entities(4)	1,500,000
Shannon Deary-Bell(5)	250,000
(1)Consists of $8,000,000 in aggregate principal amount of 2022 Subordinated Notes purchased by OK&B LLC, an entity controlled by two of our principal shareholders, Ms. Oates-Fairrington and Mr. Oates.
(2)Consists of: (i) $1,000,000 in aggregate principal amount of 2022 Subordinated Notes purchased by the Lucchetti Family Trust, dated May 23, 2001, for which Mr. Lucchetti and his wife serve as trustees; and (ii) $5,000,000 in aggregate principal amount of 2022 Subordinated Notes purchased by Pacific Coast Financial, LLC, an entity controlled by Mr. Lucchetti. At the time of the aforementioned transaction, Mr. Lucchetti served on our board of directors.
(3)Consists of $3,000,000 in aggregate principal amount of 2022 Subordinated Notes purchased by the Marvin L. Oates Administrative Trust, for which Mr. Allbaugh, who serves on our board of directors and is a principal shareholder, serves as a trustee. Ms. Oates-Fairrington and Mr. Oates, who are two of our principal shareholders, also serve as trustees of the Marvin L. Oates Administrative Trust.
(4)Consists of $1,500,000 in aggregate principal amount of 2022 Subordinated Notes purchased by BOGC Insurance Company, Inc., an entity controlled by Mr. Ramos, who serves on our board of directors, Mr. Allbaugh, who serves on our board of directors and is a principal shareholder, and Philip Oates, who is a principal shareholder.
(5)Ms. Deary-Bell serves on our board of directors.
On November 5, 2022, we exercised our right of redemption on the subordinated notes issued in two of the series mentioned above: $25,000,000 aggregate principal amount originally issued in 2017 and $3,750,000 aggregate principal amount originally issued in 2019. On December 15, 2022, the subordinated notes were redeemed for all holders for cash at 100% of their principal amount, plus accrued and unpaid interest, in accordance with the subordinated note purchase agreements applicable to each series.

For the years ended December 31, 2023 and 2022, the combined carrying value of the subordinated notes was $73,749,000 and $73,606,000, respectively, and interest expense on the notes for the years ended December 31, 2023 and 2022 was $4,646,000 and $3,740,000, respectively.
2024 Underwritten Public Offering
On March 28, 2024, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc., as representative of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”), to issue and sell 3,450,000 shares of common stock, plus up to an additional 517,500 shares pursuant to a 30-day option to purchase additional shares granted to the Underwriters by the Company, in an underwritten public offering at a public offering price of $21.75 per share (the “2024 Public Offering”). On April 2, 2024, the Company closed the 2024 Public Offering and issued 3,450,000 shares of its common stock.
The following table summarizes purchases by certain of our related parties of shares of common stock in the 2024 Public Offering at the public offering price and on the same terms as all other investors participating in the 2024 Public Offering.

Name	Number of Shares	Aggregate Purchase Price
Larry E. Allbaugh and affiliated entities(1)	137,931	$2,999,999
Robert T. Perry-Smith(2)	80,460	1,750,005
Shannon Deary-Bell(2)	13,793	299,998
Kevin F. Ramos(2)	13,793	299,998
(1)Mr. Allbaugh serves on our board of directors and is a principal shareholder. Consists of: (i) 114,943 shares purchased for a total of $2,500,010 by the Oates Administrative Trust, for which Mr. Allbaugh, along with Ms. Oates-Fairrington and Mr. Oates, who are two of our principal shareholders, serves as trustee; and (ii) 22,988 shares purchased for a total of $499,989 by the Larry and Laura Allbaugh Living Trust, dated November 5, 1997, for which Mr. Allbaugh and his wife serve as trustees.
(2)Mr. Perry-Smith, Ms. Deary-Bell, and Mr. Ramos serve on our board of directors.
Other Transactions
Our compensation for certain of our executive officers is described in the section entitled “Executive Compensation,” and we compensate our directors for the services they provide as described in the section entitled “Director Compensation.”
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers or for persons controlling us under any of the foregoing provisions, in the opinion of the SEC, that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Finally, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations, including, but not limited to, section 18(k) of the Federal Deposit Insurance Act and implementing regulations of the FDIC. For more information, see the section entitled “Executive Compensation—Limitation of Liability and Indemnification.”
Shareholder Communications
The Company encourages shareholder communications to the board of directors and/or individual directors. Shareholders who wish to communicate with the board of directors or an individual director should send their communications to the care of the Corporate Secretary, Five Star Bancorp, 3100 Zinfandel Drive, Suite 100, Rancho Cordova, CA 95670. Communications regarding financial or accounting policies should be sent to the attention of the Chairperson of the Audit Committee. All other communications should be sent to the attention of the Chairperson of the Governance and Nominating Committee.

FIVE STAR BANCORP

VOTE

## Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

**Votes submitted electronically must be received by May 16, 2024 at 1:00 A.M., Pacific Time**

**Online**
Go to **www.investorvote.com/FSBC** or scan the QR code — login details are located in the shaded bar below.

**Phone**
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

## 2024 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

### A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

| | For | Withhold | | For | Withhold | | For | Withhold |
|---|---|---|---|---|---|---|---|---|
| 01 - Larry E. Allbaugh | ☐ | ☐ | 02 - James E. Beckwith | ☐ | ☐ | 03 - Shannon Deary-Bell | ☐ | ☐ |
| 04 - Warren P. Kashiwagi | ☐ | ☐ | 05 - Donna L. Lucas | ☐ | ☐ | 06 - David F. Nickum | ☐ | ☐ |
| 07 - Robert T. Perry-Smith | ☐ | ☐ | 08 - Kevin F. Ramos | ☐ | ☐ | 09 - Randall E. Reynoso | ☐ | ☐ |
| 10 - Judson T. Riggs | ☐ | ☐ | 11 - Leigh A. White | ☐ | ☐ | | | |

3. Attend to any other business properly presented at the meeting.

### B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

1 U P X

03YQ2B

# 2024 Annual Meeting Admission Ticket

**2024 Annual Meeting of FIVE STAR BANCORP Shareholders**

**Thursday, May 16, 2024, 1:30 P.M. Pacific Time**
**The Sutter Club**
**1220 9th Street, Sacramento, CA 95814**

**Upon arrival, please present this admission ticket and photo identification at the registration desk.**

**Small steps make an impact.**
Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/FSBC

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

## Proxy — FIVE STAR BANCORP

## Notice of 2024 Annual Meeting of Shareholders

### Proxy Solicited by Board of Directors for Annual Meeting — May 16, 2024

Shelley R. Wetton is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of FIVE STAR BANCORP to be held on May 16, 2024 at 1:30 p.m Pacific Time or at any postponement or adjournment thereof.

**Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of each listed nominee to the Board of Directors and FOR item 2.**

**In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.**

(Items to be voted appear on reverse side)

**C Non-Voting Items**

**Change of Address** — Please print new address below.

**Comments** — Please print your comments below.

**Meeting Attendance**
Mark box to the right if you plan to attend the Annual Meeting. ☐